SENIOR SECURED CREDIT AGREEMENT

         SENIOR SECURED CREDIT AGREEMENT, dated as of September 12, 1997 (as amended from time to time, the "Agreement"), by and among Cotelligent Group, Inc., a Delaware corporation (the "Borrower"), and each of the Consolidated Subsidiaries of the Borrower, the present list of which is set forth on Schedule R-1 hereto (each a "Co-Borrower"; sometimes herein the Borrower and the Co-Borrowers are collectively referred to as the "Borrowers," but references herein to "the Borrower" shall refer to Cotelligent Group, Inc.), and the banks and other financial institutions that either now or in the future are parties hereto, including without limitation the Swingline Lender, as defined herein (collectively the "Lenders" and each individually a "Lender"), and BankBoston N.A., as agent and representative for the Lenders (in such capacity, BankBoston N.A. or any successor in such capacity is referred to herein as the "Agent"). The Lenders and the Agent are collectively referred to herein as the "Lender Parties" and each individually as a "Lender Party."


                                                   ARTICLE 1.

                                          DEFINITIONS AND RELATED MATTERS

         Section 1.1.  Definitions.

         The following terms with initial capital letters have the following meanings:

         "Adjusted LIBOR Rate" means, with respect to any day during any Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to (i) the applicable London Interbank Offered Rate for such Interest Period, divided by (ii) 1.00 minus the LIBOR Reserve Requirement for such day (expressed as a decimal).

         "Accounts Receivable" means, as of any measurement date, all "accounts," as such term is defined in Section 9106 of the California UCC, then owned by any Borrower, including, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned by or belonging or owing to any Borrower (including, without limitation, under any trade name, style or division thereof) arising out of goods sold or services rendered by any Borrower, whether billed or unbilled, and all monies due or to become due to any Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by such Borrower.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, (i) to vote ten percent (10%) or more of the securities having voting power for the election of directors (or Persons performing similar functions) of such Person or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "common control" have correlative meanings. Unless otherwise indicated, "Affiliate" refers to an Affiliate of any of the Borrowers. Notwithstanding the foregoing, in no event shall any Lender Party or any Affiliate of any Lender Party be deemed to be an Affiliate of any Borrower.

         "Agent" is defined in the Preamble and, where the context so requires, includes BankBoston, N.A. in its individual capacity.

         "Agent's  Account" means the account of the Agent identified as such on
Schedule 1.1.B, or such other account as the Agent may hereafter designate by notice to the Borrower and each Lender Party.

         "Agent's  Office"  means the office of the Agent  identified as such on
Schedule 1.1.B, or such other office as the Agent may hereafter designate by notice to the Borrower and each Lender Party.

         "Agreement" is defined in the Preamble and includes all Schedules and Exhibits.

         "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals, and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

         "Applicable Lending Office" means, with respect to any Lender, (i) in the case of any payment with respect to LIBOR Rate Loans, the Lender's LIBOR Lending Office, and (ii) in the case of any payment with respect to Base Rate Loans or any other payment under the Loan Documents, the Lender's Domestic Lending Office.

         "Applicable Margin" is defined on Schedule 1.1.E.

         "Assessment Rate" means, for any day, the average, determined by the Agent, of the net annual assessment rates (rounded upwards, if necessary, to the next higher 1/100 of 1%) actually incurred by the Agent to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's insuring Dollar time deposits of the Agent at its office in the United States during the most recent period for which such rate has been determined prior to such day.

         "Asset Disposition" means any sale or other disposition of any assets by any Borrower (including sales of any receivables but excluding sales of inventory and dispositions of obsolete or worn-out equipment in the ordinary course of business).

         "Assignment" and "Assignment and Acceptance" are defined in
Section 9.6.2.

         "Bankruptcy  Code" means Title 11 of the United  States Code (11 U.S.C.
Section 101 et seq.), as amended from time to time.

         "Base Rate" means the greater of (i) the rate of interest announced from time to time by BankBoston, N.A. at its head office as its "Base Rate," and
(ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

         "Base Rate Loan" means a Loan, or portion thereof, that bears interest by reference to the Base Rate.

         "Borrower" means Cotelligent Group, Inc., a Delaware corporation, and any successor thereof.

         "Borrower Account" means the account of the Borrower identified as such on Schedule 9.5., or such other account as the Borrower may hereafter designate by notice to the Agent.

         "Borrowing" means a contemporaneous borrowing of Loans of the same
Type.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts or San Francisco, California are authorized or obligated to close.

         "Capital Expenditures" means, for any period, the expenditures (whether paid in cash or accrued and including payments made with respect to Capitalized Leases during such period) of any Borrower during such period with respect to property, plant and equipment (other than repairs) that are required to be capitalized on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

         "Capital Stock" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person and (ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or other equity interests.

         "Capitalized Leases" means all leases of any Borrower of real or personal property that are required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries. The amount of any Capitalized Lease shall be the capitalized amount thereof.

         "Cash" means cash and cash equivalents.

         "Change of Control" means the acquisition, directly or indirectly, by any person (as defined in Section 13(d)(3) of the Exchange Act), of 50% or more of the total voting power in the aggregate of all classes of common stock or other equity securities of the Borrower, then outstanding or of the ability, whether or not exercised, to appoint 50% or more of the Board of Directors of the Borrower, whether through the ownership of voting securities, by contract, or otherwise.

         "Closing Date" means the date of this Agreement or such later date on which all conditions set forth in Section 3.1. have been satisfied or waived.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means the collateral under the Collateral Documents, however defined.

         "Collateral Documents" means the Security Agreement, the Pledge Agreement, financing statements and all other documents executed or delivered from time to time in connection therewith or otherwise to secure the Borrowers' obligations under the Loan Documents, in each case as amended from time to time.

         "Compliance Certificate" is defined in Section 5.1.3.

         "Consolidated Subsidiary" means, at any time, any Subsidiary whose accounts would be consolidated with those of the Borrower in the consolidated financial statements of the Borrower at such time in accordance with GAAP.

         "Contingent Obligation" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt or other obligation of another Person, including any direct or indirect guarantee of such Debt (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Debt or obligation or any security therefor, or to provide funds for the payment or discharge of any such Debt or obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of any other Person, or (iii) otherwise to assure or hold harmless the holders of Debt or other obligations of another Person against loss in respect thereof. The amount of any Contingent Obligation under clause (i) or (ii) shall be the lesser of (a) the amount of the Debt or obligation guarantied or otherwise supported thereby, and (b) the maximum amount guarantied or supported by the Contingent Obligation.

         "Contractual Obligation" means, as applied to any Person, any provision of any security issued by that Person or of any agreement or other instrument to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

         "Controlled Group" means all domestic and foreign members of a controlled group of corporations under Section 1563(a) of the Code (determined without regard to Section 1563(b)(2)(C) of the Code) and all trades or businesses (irrespective of whether incorporated) that are under common control with the Borrower or the Subsidiaries. With regard to all Plans and Multiemployer Plans, "Controlled Group" includes all ERISA Affiliates.

         "Debt" means, with respect to any Person, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business that are not overdue by more than 60 days; (iv) all Capitalized Leases; (v) all obligations of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (vi) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; (vii) all Contingent Obligations; and (viii) all obligations under facilities for the discount or sale of receivables.

         "Debt Service Coverage Ratio" means (i) at the end of the Fiscal Quarter in which the Closing Date occurs, the ratio of (x) (a) EBITDA for such Fiscal Quarter multiplied by four minus (b) Capital Expenditures made during such Fiscal Quarter, multiplied by four, to (y) (a) Interest Expense for such Fiscal Quarter, multiplied by four, plus scheduled payments of principal in respect of Debt of any Borrower for such Fiscal Quarter, multiplied by four;
(ii) at the end of the first Fiscal Quarter following the Fiscal Quarter in which the Closing Date occurs, the ratio of (x) (a) EBITDA for the two consecutive Fiscal Quarters then ended, multiplied by two, minus (b) Capital Expenditures made during the two consecutive Fiscal Quarters then ended, multiplied by two, to (y) (a) Interest Expense for the two consecutive Fiscal Quarters then ended, multiplied by two, plus scheduled payments of principal in respect of Debt of any Borrower for the two consecutive Fiscal Quarters then ended, multiplied by two; (iii) at the end of the second Fiscal Quarter following the Fiscal Quarter in which the Closing Date occurs, the ratio of (x)
(a) EBITDA for the three consecutive Fiscal Quarters then ended, multiplied by 1.33, minus (b) Capital Expenditures made during the three consecutive Fiscal Quarters then ended, multiplied by 1.33, to (y) (a) Interest Expense for the three consecutive Fiscal Quarters then ended, multiplied by 1.33, plus scheduled payments of principal in respect of Debt of any Borrower for the three consecutive Fiscal Quarters then ended, multiplied by 1.33; and (iv) at the end of any Fiscal Quarter thereafter, the ratio of (x) (a) EBITDA for the four consecutive Fiscal Quarters then ended minus (b) Capital Expenditures for such four-quarter period, to (y) (a) Interest Expense for such four-quarter period, plus (b) scheduled payments of principal in respect of Debt of any Borrower for such four-quarter period.

         "Default" means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "Defined Benefit Plan" means any plan subject to Title IV of ERISA that is not a Multiemployer Plan.

         "Dollars" and "$" means lawful money of the United States of America.

         "Domestic Lending Office" means the office, branch or Affiliate of any Lender identified on Schedule 1.1.B as its Domestic Lending Office or such other office, branch or Affiliate as the Lender may hereafter designate as its Domestic Lending Office for one or more Types of Loans by notice to the Borrower and the Agent.

         "EBIT" means,  for the Borrowers for any period,  (i) Net Income,  plus
(ii) Interest Expense deducted in the determination of Net Income, plus (iii) the amount of taxes based on or measured by income and deducted in the determination of Net Income, plus (iv) the amount of any extraordinary losses included in the determination of Net Income, minus (v) the amount of any extraordinary gains included in the determination of Net Income, in each case for such period.

         "EBITDA" means, for the Borrowers for any period, an amount equal to EBIT, plus the amount of depreciation and amortization expense deducted in determining Net Income, in each case for such period.

         "Environmental Damages" means all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys' fees and consultants' fees, that are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath any Real Property or migrating or threatening to migrate to or from any Real Property, or arising in any manner whatsoever out of any violation of Environmental Requirements.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for Environmental Damages.

         "Environmental Requirements" means all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigation and remediation of releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any Person (including for this purpose any trade or business) that is or was a member of the controlled group of corporations or trades or businesses (as defined in Subsection (b), (c), (m) or (o) of Section 414 of the Code) of which any Borrower is or was a member at any time within the last six years.

         "Event of Default" is defined in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Excluded Taxes" is defined in Section 2.13.1.

         "Existing Debt" means the Debt described on Schedule 1.1.C.

         "Existing Liens" means the Liens described on Schedule 1.1.D.

         "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day), by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "Fee Letter" means that certain letter dated July 16, 1997 between the Borrower and the Agent.

         "Fee Rate" is defined in Schedule 1.1.E.

         "Fees" means, collectively, the fees described or referenced in
Section 2.6.

         "Fiscal Year" means the fiscal year of the Borrower, which shall be the 12 month-period ending on December 31 in each year or such other period as the Borrower may designate and the Agent may approve in writing. "Fiscal Quarter" or "fiscal quarter" means any quarter of a Fiscal Year.

         "Funding Date" means any date on which a Loan is (or is requested to be) made.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

         "Governmental Approval" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

         "Governmental Authority" means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction.

         "Hazardous Materials" means any substance (i) the presence of which requires investigation or remediation under any Applicable Law; (ii) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which on any Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a hazard to any Real Property or to the health or safety of Persons on or about any Real Property; or (v) without limitation, that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

         "Indemnified Liabilities" is defined in Section 9.2.1.

         "Indemnitee" is defined in Section 9.2.1.

         "Intellectual Property Right" means (i) any patent, copyright, trademark, service mark, trade name, trade secret or other intellectual property right, (ii) all registrations and applications to register any such patent, copyright, trademark, service mark, trade name or other intellectual property right with any Governmental Authority and all renewals and extensions thereof, and (iii) the goodwill of the business associated with or relating to any such trademark, service mark, trade name or other intellectual property right.

         "Intercompany Debt" means any Debt of any Borrower that is owed to any other Borrower or any Affiliate.

         "Interest Expense" means, for any period, total consolidated interest expense of the Borrowers, including Fees and the portion of any Capitalized Lease obligations allocable to interest expense, but excluding amortization or write-off of debt discount and expense

         "Interest Payment Date" means the last day of March, June, September and December in each year (or, if such day is not a Business Day, the next succeeding Business Day).

         "Interest Period" means, subject to the next sentence, (i) with respect to each LIBOR Rate Loan, the period commencing on the date specified in the related Notice of Borrowing or Notice of Conversion/Continuation (or telephonic notice in lieu thereof) and ending one, two, three, four, five, six, nine or twelve months thereafter, as the Borrower may elect pursuant to Section 2.1.

         Notwithstanding the foregoing: (a) if a LIBOR Rate Loan is continued, the Interest Period applicable to the continued or converted Loan shall commence on the day on which the Interest Period applicable to such LIBOR Rate Loan ends;
(b) any Interest Period applicable to a LIBOR Rate Loan (x) that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such succeeding LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, or (y) that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month; and (d) no Interest Period shall end after the Stated Termination Date.

         "Investment" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership (whether general or limited) or limited liability company interest in any other Person, or all or any substantial part of the business or assets of any other Person, (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Knowledge" means actual knowledge or knowledge imputed to a Senior Officer in the ordinary course of such Senior Officer's duties.

         "Lender" is defined in the Preamble. For purposes of the Sections referred to in (and subject to) the last sentence of Section 9.6.4., "Lender" includes a holder of a Participation.

         "Lender Party" is defined in the Preamble. For purposes of the Sections referred to in (and subject to) the last sentence of Section 9.6.4., "Lender Party" includes a holder of a Participation.

         "Leverage Ratio" means (i) for the purposes of calculating the Applicable Margin during the first Pricing Period (as described in Schedule 1.1.E), the ratio of (x) the aggregate Total Liabilities of the Borrowers as of June 30, 1997 to (y) the aggregate EBITDA of the Borrowers for the Fiscal Quarter ended June 30, 1997, multiplied by four; (ii) at the end of the Fiscal Quarter in which the Closing Date occurs, the ratio of (x) the aggregate Total Liabilities of the Borrowers to (y) the aggregate EBITDA of the Borrowers for the Fiscal Quarter then ended, multiplied by four; (iii) at the end of the first Fiscal Quarter following the Fiscal Quarter in which the Closing Date occurs, the ratio of (x) the aggregate Total Liabilities of the Borrowers to (y) the aggregate EBITDA of the Borrowers for the two consecutive Fiscal Quarters then ended, multiplied by two; (iv) at the end of the second Fiscal Quarter following the Fiscal Quarter in which the Closing Date occurs, the ratio of (x) the aggregate Total Liabilities of the Borrowers to (y) the aggregate EBITDA of the Borrowers for the three consecutive Fiscal Quarters then ended, multiplied by 1.33, and (v) at the end of any Fiscal Quarter thereafter, the ratio of (x) the aggregate Total Liabilities of the Borrowers to (y) the aggregate EBITDA of the Borrowers for the four consecutive Fiscal Quarters then ended.

         "LIBOR Business Day" means any Business Day on which commercial banks are open for international business (including dealings in interbank Dollar deposits) in London, England.

         "LIBOR Lending Office" means the office, branch or Affiliate of any Lender identified on Schedule 1.1.B as its LIBOR Lending Office or such other office, branch or Affiliate as the Lender may hereafter designate as its LIBOR Lending Office by notice to the Borrower and the Agent.

         "LIBOR Rate Loan" means a Loan, or portion thereof, that bears interest at a rate determined by reference to an Adjusted LIBOR Rate (and as to which a single Interest Period is applicable).

         "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

         "Loan" means a Revolving Loan or a Swingline Loan made or to be made pursuant to Article 2.

         "Loan Account" is defined in Section 2.5.3.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Collateral Documents and any other agreement, instrument or other writing executed or delivered by any Borrower in connection herewith, and all amendments, exhibits and schedules to any of the foregoing.

         "London Interbank Offered Rate" means, with respect to any Interest Period, a rate of interest per annum, selected by the Agent acting in good faith, at which deposits in dollars are offered to the Agent in the London interbank market at approximately 11:00 A.M. (London time) two LIBOR Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Mandatory Borrowing" is defined in Section |2.2.6.

         "Margin Regulations" means Regulations G, T, U and X of the Federal Reserve Board, as amended from time to time.

         "Margin Stock" means "margin stock" as defined in the Margin
Regulations.

         "Material," "Material Adverse Effect" or "Material Adverse Change" means a condition or event material to, a material adverse effect on or a material adverse change in, as the case may be, any one or more of the following: (i) the operations, business, properties, or condition (financial or otherwise) of the Borrowers taken as a whole; (ii) the Borrowers' ability, taken as a whole, to perform their obligations under any Loan Document and avoid any Event of Default; or (iii) the legality, validity, binding effect or enforceability of any Loan Document. "Materially" has a correlative meaning.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) and Section 4001(a)(3)(A) of ERISA to which the Borrower or any of the ERISA Affiliates is making or accruing an obligation to make contributions or to which any such Person has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple  Employer Plan" means a "single employer plan," as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of any Borrower or any ERISA Affiliate and at least one person other than such Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which such Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA if such plan has been or were to be terminated.

         "Net Income" means, for any period, consolidated net income (or loss) after taxes, determined in accordance with GAAP, of the Borrowers for such period taken as a single accounting period, provided that there shall be excluded therefrom (i) the income (or loss) of any Person (other than a Borrower) in which any Borrower has an equity interest, except to the extent of dividends or other distributions actually paid to such Borrower by such Person during such period, (ii) the undistributed income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Consolidated Subsidiary is not at the time permitted by the terms of its charter or Contractual Obligations or Applicable Law binding on such Consolidated Subsidiary, and (iii) the income (or loss) of any Consolidated Subsidiary that is included in the calculation of Net Income but is attributable to an owner of Capital Stock of such Consolidated Subsidiary other than the Borrower, and provided further, Net Income shall be adjusted by the Pro Forma Adjustments for any new Consolidated Subsidiary acquired by Borrower.

         "Note" means a Revolving Loan Note made by the Borrowers payable to the order of any Lender, in the original principal amount of such Lender's Commitment which note is in substantially the form of Exhibit A-1, as amended from time to time, or a Swingline Note, as defined below for any new Consolidated subsidiary acquired by Borrower.

         "Notice of Borrowing" is defined in Section 2.1.3.

         "Notice of Conversion/Continuation" is defined in Section 2.4.3.2.

         "Notice of Responsible Officer" is defined in Section 2.1.3.3.

         "Obligations" means all present and future obligations and liabilities of each Borrower of every type and description arising under or in connection with the Loan Documents due or to become due to the Lender Parties or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, letter of credit or other reimbursement obligations, cash collateral cover, Fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured.

         "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal, or mixed) under which such Person is the lessee and that is not capitalized on the balance sheet of such Person.

         "Participation" is defined in Section 9.6.4.

         "PBGC" means the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA, or any successor.

         "Permitted Acquisition" means the acquisition by the Borrower of all, but not less than all, ownership interests in an entity, in connection with which either (a) all of the following conditions are met: (i) the Leverage Ratio is less than 2.50:1.00 prior to giving effect to such acquisition; (ii) the Leverage Ratio will not exceed 2.75:1.00 after giving effect to such acquisition as adjusted by the Pro Forma Adjustments; (iii) the acquired entity has generated positive earnings before interest and taxes, as adjusted by the Pro Forma Adjustments, for the twelve-month period immediately preceding the date of such acquisition; (iv) the acquired entity is in a line of business substantially similar in type to the businesses that Borrowers are already engaged in; (v) the noncontingent cash portion of the purchase price for such acquisition, regardless of when paid, does not exceed $5,000,000; (vi) the total cash portion of the purchase price for such acquisition, regardless of when paid, including in such total Borrower's reasonable estimate, based on the historical performance of the acquired company, of the total amount of earnouts to be paid in connection with such acquisition, does not exceed $10,000,000;
(vii) to the extent any such acquisition involves a merger, the Borrower is the surviving entity; (viii) after giving effect to Pro Forma Adjustments with respect to such acquisition, the Borrowers are in compliance with the covenants set forth in Section 6.5. 6.1. hereof; (ix) at the time of such acquisition, no Default or Event of Default has occurred and is continuing; (x) the Borrower's acquisition of such entity is being accomplished with the cooperation and consent of the management of, the board of directors (if any) of, the managing member (if any) of, and the holders of ownership interests in, the acquired entity, and (xi) any Debt incurred by any Borrower in connection with such acquisition (other than the Obligations hereunder) shall be subordinated in right of payment to the Obligations, and the contractual terms of such Debt shall provide that the holders of such Debt shall have no payment blockage rights of any kind, or (b) the Required Lenders have given their approval.

         "Permitted Liens" means, with respect to any asset, the Liens (if any) permitted to exist on such asset under Section 6.1.

         "Person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan" means any pension, retirement, disability, defined benefit, defined contribution, profit sharing, deferred compensation, employee stock ownership, employee stock purchase, health, life insurance, or other employee benefit plan or arrangement, other than a Multiemployer Plan, irrespective of whether any of the foregoing is funded, in which any personnel of the Borrower or ERISA Affiliate participates or from which any such personnel may derive a benefit.

         "Pledge Agreement" means the Pledge Agreement between the Borrowers and the Agent in substantially the form of Exhibit C-2, as amended from time to time.

         "Post-Default Rate" means, at any time, a rate per annum equal to the rate of interest otherwise in effect at such time pursuant to the terms hereof plus 2%; provided that with respect to any amount not paid when due (whether principal, interest, or otherwise), the Post-Default Rate means the Base Rate in effect at such time plus the Applicable Margin plus 2%.

         "Pro Forma Adjustments" means, in the context of an acquisition by the Borrower of a new Consolidated Subsidiary, adjustments to the actual historical financial data of the acquired entity to reflect (i) compensation differentials to former owners and employees of such acquired entity, (ii) the termination of contributions by the acquired entity to retirement plans, (iii) removal of non-recurring transaction costs incurred by the Borrower in connection with the acquisition of such acquired entity, and (iv) income taxes as if the Borrower and such acquired entity were combined and subject to the effective federal and state statutory rates throughout the fiscal period during which the acquired entity was acquired by the Borrower, all as if the acquired entity had been a Consolidated Subsidiary for the entire fiscal period during which it was acquired.

         "Prohibited  Transaction"  means a transaction that is prohibited under
Section  4975 of the Code or Section  406 or 407 of ERISA and not  exempt  under
Section 4975 of the Code or Section 408 of ERISA.

         "Quick Ratio" means, at any time of determination thereof, (i) the sum of (x) the aggregate of all Borrowers' Cash plus (y) the aggregate of all Borrowers' Accounts Receivable (net of any reserves required pursuant to GAAP), divided by (ii) the aggregate of all Borrowers' current liabilities.

         "Real Property" means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by any Borrower.

         "Regulation D" means Regulation D of the Federal Reserve Board, as amended from time to time.

         "Regulatory Change" means (i) the adoption or becoming effective after the date hereof of any treaty, law, rule or regulation, (ii) any change in any such treaty, law, rule or regulation (including Regulation D), or any change in the administration or enforcement thereof, by any Governmental Authority, central bank or other monetary authority charged with the interpretation or administration thereof, in each case after the date hereof, or (iii) compliance after the date hereof by any Lender Party (or its Applicable Lending Office or, in the case of capital adequacy requirements, any holding company of any Lender Party) with, any interpretation, directive, request, order or decree (whether or not having the force of law) of any such Governmental Authority, central bank or other monetary authority.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, except any such event (other than the failure to meet minimum funding standards of Section 412 of the Code or Section 302 of ERISA) as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "Required Lenders" means Lenders having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments have terminated, Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Revolving Loans.

         "Reserve Requirement" means, with respect to any LIBOR Rate Loan and for any day, the maximum rate at which reserves (including any marginal, supplemental, special or emergency reserve) are required to be maintained on such day under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $5 billion against "Euro-Currency Liabilities," as that term is used in Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of any bank to United States residents).

         "Responsible Officer" is defined in Section 2.1.3.3.

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Borrower now or hereafter outstanding, except (a) a dividend or other distribution payable solely in shares or equivalents of the same class of Capital Stock and (b) the issuance of equity interests upon the exercise of outstanding warrants, options or other rights, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Borrower now or hereafter outstanding.

         "Revolving Commitment" means, with respect to each Lender, the amount set forth for such Lender as its "Revolving Commitment" on Schedule 1.1.A as the amount of such Lender's commitment to make Revolving Loans and purchase participations in, and assignments of, Swingline Loans to the Borrowers, as reduced or terminated from time to time pursuant to the terms hereof.

         "Revolving Commitment Usage" means, at any time, (i) with respect to any Lender, the aggregate unpaid principal amount of all Revolving Loans made by such Lender (including, with respect to the Swingline Lender, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender, and
(ii) with respect to all Lenders, the aggregate unpaid principal amount of all Revolving Loans (including all Swingline Loans), in each case giving effect to Borrowings then requested.

         "Revolving Loans" is defined in Section 2.1.1.

         "SEC" means the United States Securities and Exchange Commission, and any successor.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security Agreement" means a Security Agreement between the Borrowers and the Agent in substantially the form of Exhibit C-1, as amended from time to time.

         "Senior Officer" means the President, the Chief Executive Officer, the Chief Accounting Officer, or the Chief Financial Officer of the Borrower.

         "Single Employer Plan" means a Plan other than a Multiemployer Plan.

         "Solvent" means, with respect to any Person, that: (i) the total present fair salable value of such Person's business on a going concern basis is in excess of the total amount of such Person's liabilities, including contingent liabilities; (ii) such Person is able to pay its liabilities and contingent liabilities as they become due; and (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and as proposed to be operated.

         "Stated Termination Date" is defined in Section 2.7.

         "Swingline Commitment" means Six Million Dollars ($6,000,000).

         "Swingline Lender" means BankBoston, N.A. in its individual capacity and not as Agent.

         "Swingline Loan" has the meaning assigned to such term in
Section 2.2.1.

         "Swingline Maturity Date" means the date which is five Business Days prior to the Maturity Date.

         "Swingline Note" means the Swingline Note made by the Borrowers payable to the order of the Swingline Lender, in the original principal amount of Six Million Dollars ($6,000,000), which note is in substantially the form of Exhibit A-2, as amended from time to time.

         "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the total voting power of the Capital Stock entitled to vote in the election of the board of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, "Subsidiary" refers to a Subsidiary of the Borrower.

         "Taxes" means any present or future income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

         "Termination Date" is defined in Section 2.7.1.

         "Termination Event" means: (i) a Reportable Event or an event described in Section 4068(f) of ERISA; (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iii) the filing of a notice of intent to terminate a Defined Benefit Plan (including any such notice with respect to a Defined Benefit Plan amendment referred to in Section 4041(e) of ERISA) or the termination of a Defined Benefit Plan excluding, for purposes of this clause (iii), any standard termination under Section 4041(b) of ERISA; (iv) the institution of proceedings to terminate a Defined Benefit Plan by the PBGC; or (v) the appointment of a trustee to administer any Defined Benefit Plan under Section 4042 of ERISA; or
(vi) any other event or condition that might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Defined Benefit Plan.

         "Total Liabilities" means, with respect to any Person, without duplication, the sum of such Person's (i) Debt, (ii) financial obligations of the kind customarily appearing as "liabilities" on a balance sheet prepared in accordance with GAAP, and (iii) noncontingent exposure to financial liability of any type, kind or nature, regardless of how incurred and regardless of whether the amount of any such exposure would be required to be disclosed in any financial reporting of such Person (provided, however, that earnouts payable in connection with any acquisition shall not in any event be included in amounts covered by this clause (iii)). For purposes of this definition, the amount of any exposure of the kind referred to in clause (iii) above that is not liquidated shall be assumed to be the maximum amount of such exposure.

         "Wholly-Owned" means, with respect to any Subsidiary, that all the Capital Stock (except for directors' qualifying shares) of such Subsidiary is directly or indirectly owned by the Borrower.

         Section 1.2.  Related Matters.



                  1.2.1.  Construction.

                  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule, recital and preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications not prohibited by the Loan Documents. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time.

                  1.2.2.  Determinations.

                  Any determination or calculation contemplated by this Agreement that is made by any Lender Party shall be final and conclusive and binding upon the Borrower, and, in the case of determinations by the Agent, also the other Lender Parties, in the absence of manifest error. References in this Agreement to any "determination" by any Lender Party include good faith estimates by such Lender Party (in the case of quantitative determinations), and good faith beliefs by such Lender Party (in the case of qualitative determinations). All references herein to "discretion" of any Lender Party (or terms of similar import) shall mean "absolute and sole discretion." All consents and other actions of any Lender Party contemplated by this Agreement may be given, taken, withheld or not taken in such Lender Party's discretion (whether or not so expressed), except as otherwise expressly provided herein.

                  1.2.3.  Accounting Terms and Determinations.

                  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the audited financial statements referred to in Section 4.4.

                  |1.2.4.  Independence of Covenants.

                  All covenants under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


                                                    ARTICLE 2.

                                     AMOUNTS AND TERMS OF THE CREDIT FACILITY

         Section 2.1.  Revolving Loans.



                  |2.1.1.  Revolving Commitment.




                  Each Lender severally agrees, upon the terms and subject to the conditions set forth in this Agreement, at any time from and after the Closing Date until the Business Day next preceding the Termination Date, to make revolving loans (each such revolving loan, including those made in connection with Mandatory Borrowings, a "Revolving Loan") to the Borrower, provided that (a) the Revolving Commitment Usage of any Lender shall not exceed, at any time, the Revolving Commitment of such Lender, and (b) the Revolving Commitment Usage of all Lenders at any time, in the aggregate, shall not exceed the aggregate Revolving Commitments of all Lenders.


                  Revolving Loans may be voluntarily prepaid pursuant to Section
         2.8.3. and, subject to the          provisions of this Agreement, any
         amounts so prepaid may be re-borrowed, up to the amount available under this Section 2.1. at the time of such re-borrowing.

                  2.1.2.  Type of Loans and Minimum Amounts.




                  Revolving Loans made under this Section 2.1. may be Base Rate Loans, or LIBOR Rate Loans (each a "Type" of Loan), subject, however, to Section 2.4.2. and 2.11.


                  Each Borrowing of Revolving Loans shall be in a minimum aggregate amount of $500,000 and integral multiples of $10,000, in the case of a Borrowing of Base Rate Loans, or a minimum aggregate amount of $1,000,000, and integral multiples of $1,000,000, in the case of a Borrowing of LIBOR Rate Loans.

                  |2.1.3.  Notice of Borrowing.




                  When the Borrower desires to borrow Revolving Loans pursuant to Section 2.1., it shall deliver to the Agent a Notice of Borrowing substantially in the form of Exhibit E-1, duly completed and executed by a Responsible Officer (a "Notice of Borrowing"), no later than 11:00 a.m. (California time) (a) at least one Business Day before the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, or (b) at least three LIBOR Business Days before the proposed Funding Date, in the case of a Borrowing of LIBOR Rate Loans.


                  In lieu of delivering a Notice of Borrowing, the Borrower, through a Responsible Officer, may give the Agent telephonic notice of any proposed Borrowing by the time a Notice of Borrowing would be required to be delivered and containing all information required for a Notice of Borrowing; provided, however, that such notice shall be confirmed in writing by delivery of a Notice of Borrowing to the Agent on or before the proposed Funding Date (or, in case of a Base Rate Borrowing, one Business Day after the Funding Date). The Lender Parties shall incur no liability to the Borrower or the other Lender Parties in acting upon any telephonic notice that the Agent believes to have been given by a Responsible Officer or for otherwise acting in good faith under this Section 2.1. and in making any Loan in accordance with this Agreement pursuant to any telephonic notice.


                  The Borrower shall notify the Agent of the names of its officers and employees authorized to request and take other actions with respect to Loans on behalf of the Borrower (each a "Responsible Officer") by providing the Agent with a Notice of Responsible Officers substantially in the form of Exhibit E-7, duly completed and executed by a Senior Officer (a "Notice of Responsible Officer"). The Agent shall be entitled to rely conclusively on a Responsible Officer's authority to request and take other actions with respect to Loans on behalf of the Borrower until the Agent receives a new Notice of Responsible Officer that no longer designates such Person as a Responsible Officer. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, Notice of Responsible Officer or any other notice given under the Loan Documents.


                  Any Notice of Borrowing (or telephone notice in lieu thereof) delivered pursuant to this Section 2.1.3.4. shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.


                  The Agent shall promptly notify each Lender of the contents of any Notice of Borrowing (or telephonic notice in lieu thereof) received by it and such Lender's pro rata portion of the Borrowing requested. Not later than 11:30 a.m. (California time) on the date specified in such notice as the Funding Date (or, in the case of Base Rate Loans, 10:30 a.m. (California time) on such date), each Lender, subject to the terms and conditions hereof, shall make its pro rata portion of the Borrowing available, in immediately available funds, to the Agent at the Agent's Account.

                  2.1.4.  Funding.

                  Not later than 11:00 a.m. (California time) or such later time as may be agreed to by the Borrower and the Agent, and subject to and upon satisfaction of the applicable conditions set forth in Article 3. as determined by the Agent, the Agent shall arrange for a wire transfer of immediately available funds in the amount of the requested Loans to the account designated by the Borrower pursuant to wire instructions set forth in the Notice of Borrowing.

         Section 2.2.  Swingline Loans.

                  2.2.1.  Swingline Commitment.

                  Subject to the terms and conditions set forth herein, the Swingline Lender severally agrees to lend to the Borrower, and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Swingline Maturity Date upon notice by the Borrower to the Swingline Lender given in accordance with Section 2.2.4, such sums as are requested by Borrower (each a "Swingline Loan") up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to the Swingline Commitment, provided that the sum of the outstanding amount of the Swingline Loans (after giving effect to all amounts requested), plus the then-outstanding aggregate amount of all of the Revolving Loans shall not at any time exceed the aggregate of all Lenders' Revolving Commitments. Each request for a Swingline Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Article 3 have been satisfied on the date of such request.

                  2.2.2.  The Swingline Note.

                  The Swingline Loan shall be evidenced by the Swingline Note, dated the Closing Date and completed with appropriate insertions. The Swingline Note shall be payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment. Each Borrower irrevocably authorizes the Swingline Lender to make or cause to be made, at or about the time of the Funding Date of any Swingline Loan or at the time of receipt of any payment of principal on the Swingline Note, an appropriate notation on the Swingline Note reflecting the making of such Swingline Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swingline Loans set forth on the Swingline Note shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swingline Lender, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Swingline Note to make payments of principal of or interest on the Swingline Note when due.

                  2.2.3.  Interest on Swingline Loans.

                  Except as otherwise provided in 2.4.1.2. , each Swingline Loan shall bear interest for the period commencing with the Funding Date thereof and ending on the date of repayment thereof at a rate per annum equal to the Base Rate. The Borrower promises to pay interest on each Swingline Loan in arrears on the earlier to occur of (a) the day on which such Swingline Loan is repaid and
(b) the next occurring Interest Payment Date for Base Rate Loans. Prior to the date of any Mandatory Borrowing in respect of a Swingline Loan, interest on such Swingline Loan shall be for the Swingline Lender's account, and following any Mandatory Borrowing in respect of any Swingline Loan, interest on such Swingline Loan shall be for the account of all Lenders, pro rata in accordance with the amounts of such Lenders' Revolving Loan Commitments.

                  2.2.4.  Notice of Borrowing of Swingline Loans.

                  The Borrower shall give to the Agent written notice in the form of Exhibit E-2 hereto (or telephonic notice confirmed in a writing in the form of Exhibit E-2 hereto) of each Swingline Loan requested hereunder (a "Swingline Loan Request") no later than 12:00 noon, California time, on the proposed Funding Date of any Swingline Loan. Each such notice shall specify (a) the principal amount of the Swingline Loan requested, and (b) the proposed Funding Date of such Swingline Loan. Each Swingline Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Swingline Loan requested from the Swingline Lender on the proposed Funding Date. Each Swingline Loan Request shall be in a minimum amount of
$10,000 or an integral multiple thereof. Swingline Lender agrees and acknowledges that the parties intend that the Swingline loans be funded on the same day as they are requested and agrees to use its best efforts to honor each Swingline Loan Request that is timely made pursuant to the terms hereof. Notwithstanding the foregoing, Borrower agrees and acknowledges that the Swingline Lender shall incur no liability as a result of its inability to fund the amount requested in any Swingline Loan Request until the Business Day following the day on which such Swingline Loan Request is made.

                  2.2.5. Limitations on Swingline Lender's Obligation to Make Swingline Loans.

                  The Swingline Lender will not make any Swingline Loan after it has received written notice from the Required Lenders (other than the Swingline Lender) that one or more of the applicable conditions precedent set forth in
Section 3.1 are not then satisfied (provided that the delivery and receipt of such written notice shall not limit, affect or modify the Lenders' obligations in respect of a Mandatory Borrowing in respect of any Swingline Loan made prior to the receipt of such notice, as specified in Section 2.2.5.).

                  |2.2.6.  Mandatory Borrowings.

                  On any Business Day, either the Borrower or the Swingline Lender may, in its sole discretion, give notice to Agent pursuant to that all then outstanding Swingline Loans shall be funded with a borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given by the Swingline Lender upon the occurrence of a Default, and further provided that such notice shall be deemed to have been automatically given on the fourth Business Day after any day on which the principal amount of Swingline Loans outstanding equals or exceeds Five Hundred Thousand Dollars ($500,000)), in which case a borrowing of Revolving Loans constituting Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be made on the Funding Date set forth in the notice of such Mandatory Borrowing (which shall be a Business Day and shall not be later than the first Business Day after the date of such notice, and in the case of a notice deemed to be given automatically hereunder, shall be the same day on which such notice is deemed given), by all Lenders pro rata in accordance with each Lender's Revolving Commitment, and the proceeds thereof shall be applied directly to repay the Swingline Lender for all outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence, and on the date specified in writing by the Swingline Lender, notwithstanding (i) whether any conditions specified in
Article 3 are then satisfied; (ii) whether a Default or Event of Default has occurred and is continuing; (iii) the date of such Mandatory Borrowing; and (iv) any reduction in the Commitments after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a case under the Bankruptcy Code in respect of Borrower), each Lender (other than the Swingline Lenders) hereby agrees that it will forthwith purchase from the Swingline Lenders (without recourse or warranty) such assignment of their outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Commitments, provided that all interest payable on such Swingline Loans shall be for the account of the Swingline Lenders until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing such assignment from and after the date of purchase. Each Lender's obligations under this Section |2.2.6. shall be absolute and unconditional.

         Section 2.3.  Use of Proceeds.

         The proceeds of the Loans shall be used by the Borrower only for working capital, acquisitions, and other general corporate purposes. No part of the proceeds of the Loans shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that otherwise violates the Margin Regulations.

         Section 2.4.  Interest; Interest Periods; Conversion/Continuation.



                  2.4.1.  Interest Rate and Payment.




                  Each Loan shall bear interest on the unpaid principal amount thereof, from and including the date of the making of such Loan to and excluding the due date or the date of any repayment thereof, at the following rates per annum: (a) for so long as and to the extent that such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time); (b) for so long as and to the extent that such Loan is a LIBOR Rate Loan, at the LIBOR Rate for each day during each Interest Period applicable thereto plus the Applicable Margin;


                  Notwithstanding the foregoing provisions of this Section 2.4.1., any principal, interest or other amount payable under this Agreement and the other Loan Documents that is not paid when due shall bear interest at a rate per annum equal to the Post-Default Rate, without notice or demand of any kind.


                  Accrued interest shall be payable in arrears (a) in the case of a Base Rate Loan, on each Interest Payment Date; (b) in the case of a LIBOR Rate Loan, on each Interest Payment Date that occurs during such Interest Period applicable thereto; provided that if the Interest Period applicable to a LIBOR Rate Loan is longer than three months, interest also shall be payable on the last day of the third month of such Interest Period; (c) in the case of any interest accrued at the Post-Default Rate, on demand, and (d) in the case of any Loan, when the Loan shall become due (whether at maturity, by reason of prepayment, acceleration or otherwise).

                  |2.4.2.  Interest Periods and Minimum Amounts.

                  Notwithstanding anything herein to the contrary, (a) all Interest Periods applicable to LIBOR Rate Loans shall comply with the definition of "Interest Period," (b) there may be no more than ten different Interest Periods for all LIBOR Rate Loans outstanding at the same time, and (c) LIBOR Rate Loans of each Type and with the same Interest Period outstanding at any time shall be in an aggregate amount at least equal to $1,000,000 and in an integral multiple of $1,000,000. For purposes of the foregoing clause (b), Interest Periods applicable to Loans of different Types shall constitute different Interest Periods even if they are coterminous.

                  |2.4.3.  Conversion or Continuation.




                  Subject to this Section 2.4.3. and Sections 2.4.2. and 2.11., the Borrower shall have the option (a) at any time, to convert all or any part of its outstanding Base Rate Loans to LIBOR Rate Loans, (b) on the last day of the Interest Period applicable thereto, to (i) convert all or any part of its outstanding LIBOR Rate Loans to Base Rate Loans,
         (ii) to continue all or any part of its LIBOR Rate Loans as Loans of the same Type, or (iii) to convert all or any part of its outstanding LIBOR Rate Loans to LIBOR Rate Loans of another Type; provided that, in the case of clause (a), (b) (ii) or (b)(iii), there does not exist a Default or an Event of Default at such time. If a Default or an Event of Default shall exist upon the expiration of the Interest Period applicable to any LIBOR Rate Loan, such Loan automatically shall be converted into a Base Rate Loan.


                  If the Borrower elects to convert or continue a Loan under this Section 2.4.3., it shall deliver to the Agent a Notice of Continuation/Conversion substantially in the form of Exhibit E-3, duly completed and executed by a Responsible Officer (a "Notice of Continuation/Conversion"), (a) not later than 11:00 a.m. (California time) at least three LIBOR Business Days before the proposed conversion or continuation date, if the Borrower proposes to convert into, or to continue, a LIBOR Rate Loan, and (b) otherwise not later than 11:00 a.m. (California time) on the Business Day next preceding the proposed conversion or continuation date.


                  In lieu of delivering a Notice of Continuation/Conversion, the Borrower, through a Responsible Officer, may give the Agent telephonic notice of any proposed continuation or conversion by the time a Notice of Continuation/Conversion would be required to be delivered and containing all information required therefor; provided, however, that such notice shall be confirmed in writing by delivery of a Notice of Continuation/Conversion to the Agent on or before the proposed continuation or conversion date. The Lender Parties shall incur no liability to the Borrower or the other Lender Parties in acting upon any telephonic notice that the Agent believes to have been given by a Responsible Officer or for otherwise acting in good faith under this
         Section 2.4.3. and in converting or continuing any Loan (or a part thereof) pursuant to any telephonic notice.


                  Any Notice of Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith. If any request for the conversion or continuation of a Loan is not made in accordance with this Section 2.4.3., or if no notice is so given with respect to a LIBOR Rate Loan as to which the Interest Period expires, then such Loan automatically shall be converted into a Base Rate Loan.

                  2.4.4.  Computations.

                  Interest on each LIBOR Rate Loan and all Fees and other amounts payable hereunder or the other Loan Documents shall be computed on the basis of a 360-day year, and interest on Base Rate Loans shall be computed on the basis of a 365 or 366-day year, and the actual number of days elapsed (including the first and excluding the last day of the period). Any change in the interest rate on any Loan or other amount resulting from a change in the rate applicable thereto (or any component thereof) pursuant to the terms hereof shall become effective as of the opening of business on the day on which such change in the applicable rate (or component) shall become effective.

                  2.4.5.  Maximum Lawful Rate of Interest.

                  The rate of interest payable on any Loan or other amount shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on any Loan or other amount is ever reduced as a result of this Section and at any time thereafter the maximum rate permitted by Applicable Law shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased to the maximum rate provided by Applicable Law for such period as is required so that the total amount of interest received by the Lenders is that which would have been received by the Lenders but for the operation of the first sentence of this Section.

         Section 2.5.  Notes, Etc.



                  2.5.1.  Loans Evidenced by Notes.

                  The Revolving Loans made by each Lender to any Borrower shall be evidenced by one or more Revolving Loan Notes executed by each of the Borrowers, provided that all of such Revolving Loan Notes shall comprise a joint and several obligation in an amount not exceeding the aggregate amount of the Lenders' Revolving Commitments.

                  |2.5.2.  Notation of Amounts and Maturities, Etc.

                  Each Lender is hereby irrevocably authorized to record on the schedule attached to its Revolving Loan Note (or a continuation thereof) the information contemplated by such schedule. The failure to record, or any error in recording, any such information shall not, however, affect the obligations of the Borrower hereunder or under any Revolving Loan Note to repay the principal amount of the Loans evidenced thereby, together with all interest accrued thereon. All such notations shall constitute conclusive evidence of the accuracy of the information so recorded, in the absence of manifest error.

                  |2.5.3.  Loan Account.

                  The Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (a) all Loans made by the Lenders to the Borrowers pursuant to this Agreement, (b) all other appropriate debits and credits as and when due in accordance with this Agreement, including all Fees, charges, expenses and interest, and (c) all payments made by any Borrower on the Obligations. All entries in the Loan Account shall be made in accordance with the customary accounting practices of the Agent as in effect from time to time. The balance in the Loan Account shall be rebuttable presumptive evidence of the amounts due and owing the Lenders by the Borrowers.

         Section 2.6.  Fees.



                  |2.6.1.  Commitment Fee.

                  The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a commitment fee for each day from and after the Closing Date until the Stated Termination Date, upon the excess, if any, of (a) the aggregate Revolving Commitments of the Lenders over (b) the Revolving Commitment Usage, in each case for such day. Such Fee shall be payable in arrears on each Interest Payment Date and the Termination Date. The commitment fee shall accrue at a rate of (i) at any time when the Applicable Margin is 1.75, 0.35% per annum; (ii) at any time when the Applicable Margin is 1.50, 0.30% per annum; (iii) at any time when the Applicable Margin is 1.25, 0.25% per annum, and (iv) at any time when the Applicable Margin is 1.00, 0.20% per annum.

                  |2.6.2.  Other Fees.

                  On the Closing Date and from time to time thereafter as specified in the Fee Letter, the Borrower shall pay to the Agent the fees specified in the Fee Letter.

                  2.6.3.  Fees Non-Refundable.

                  All Fees shall be fully earned when payable hereunder and shall be non-refundable.

         Section 2.7.  Termination and Reduction of Revolving Commitments.



                  |2.7.1.

                  Each Lender's Revolving Commitment shall terminate without further action on the part of such Lender on the earlier to occur of (a) September 11, 2001 (or if that date is not a Business Day, the next preceding LIBOR Business Day) (the "Stated Termination Date"), and (b) the date of termination of the Revolving Commitment pursuant to Section 2.7.2. or 7.2. (such earlier date being referred to herein as the "Termination Date"). The Swingline Commitment shall expire without further action on the part of the Swingline Lender on the Termination Date.

                  2.7.2.

                  The Borrower shall have the right, at any time or from time to time after the Closing Date, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments of the Lenders on a pro rata basis to an amount not less than the Revolving Commitment Usage of all Lenders, by giving the Agent not less than seven Business Days' prior written notice of such termination or reduction and the amount of any partial reduction. Any such termination or partial reduction shall be effective on the date specified in the Borrower's notice and shall be in a minimum amount of $10,000,000 and integral multiples of $5,000,000. In addition, each termination of the Revolving Commitments of the Lenders, or reduction of such Revolving Commitments to an aggregate amount less than the amount of the Swing Line Commitment then in effect, shall automatically terminate or reduce the Swing Line Commitment to the amount of the Revolving Commitments then in effect.

         Section 2.8.  Repayments and Prepayments.



                  2.8.1.  Repayment.

                  The unpaid principal amount of all Revolving Loans shall be paid in full on the Termination Date.

                  2.8.2.  Mandatory Prepayment.




                  If at any time the aggregate Revolving Commitment Usage of all Lenders exceeds the aggregate amount of the Revolving Commitments then in effect, the Borrower shall, on the Business Day on which the Borrower learns or is notified of the excess, notify the Agent that on the next Business Day the Borrower will make mandatory prepayments of the Revolving Loans as may be necessary so that, after such prepayment and provision, such excess is eliminated.


                  All proceeds of Collateral and other amounts received by the Agent pursuant to the provisions of the Security Agreement shall be credited to Borrower's Loan Account and applied to the repayment of the Obligations one Business Day after the Agent's receipt thereof (conditional upon the Agent's receipt of immediately available funds at the end of such one-Business Day period).


                  The Borrower shall give the Agent not less than one Business Day's prior written notice of the date on which a Mandatory Prepayment will be made. Each Mandatory Prepayment shall be applied to the unpaid principal amount of the Loans; provided that each Mandatory Prepayment shall be applied first to reduce the Base Rate Loan constituting a portion of the respective Loan and then to the LIBOR Rate Loans constituting a portion thereof, in the inverse order of termination of Interest Periods applicable thereto. Each Mandatory Prepayment shall be made together with accrued interest on the amount prepaid to the date of prepayment.

                  2.8.3.  Optional Prepayments




                  Subject to this Section 2.8.3., the Borrower may, at its option, at any time or from time to time, prepay the Loans in whole or in part, without premium or penalty.


                  If the Borrower elects to prepay a Loan under this Section 2.8.3.2., it shall deliver to the Agent a notice of optional prepayment
         (i) not later than 11:00 a.m. California time) at least three LIBOR Business Days before the proposed prepayment, if the Borrower proposes to prepay a LIBOR Rate Loan, and (c) otherwise not later than 12:00 noon (California time) on the proposed prepayment date (which shall be a Business Day). Any notice of optional prepayment shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified in such notice, together with interest accrued thereon to such date.

                  2.8.4.  Payments Set Aside.

                  To the extent the Agent or any Lender receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, set-off, as proceeds of Collateral or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and continue in full force and effect, together with all Collateral security therefor, as if such payment had not been received by the Agent or Lender. If prior to any such invalidation, declaration, setting aside or requirement, this Agreement shall have been canceled or surrendered, this Agreement shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Borrower in respect of the amount of the affected payment.

         Section 2.9.  Manner of Payment.



                  2.9.1.

                  Except as otherwise expressly provided, the Borrower shall make each payment under the Loan Documents to the Agent in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any set-off, recoupment, counterclaim or Taxes (other than Excluded Taxes), at the Agent's Office, for the account of the Applicable Lending Offices of the Lender Party entitled to such payment, by depositing such payment in the Agent's Account not later than 11:00 a.m. (California time) on the due date thereof. Any payments received after 11:00 a.m. (California time) on any Business Day shall be deemed received on the next succeeding Business Day. Not later than 1:00 p.m. (California time) on the day such payment is made, the Agent shall deliver to each Lender, for the account of the Lender's Applicable Lending Office, in Dollars and in immediately available funds, such Lender's share of the payment so made, determined pursuant to Section 2.15. Delivery shall be made in accordance with the written instructions satisfactory to the Agent from time to time given to the Agent by each Lender. Without limiting the rights of the Lender Parties under Section 9.10., each Lender Party shall have the right, at any time, to charge any account of the Borrower maintained with the Lender Party for the amount of any payment due by the Borrower under the Loan Documents or to deduct the amount of any such payment from any remittance due to the Borrower hereunder.

                  2.9.2.

                  Whenever any payment to be made hereunder shall be due on a day that is not a Business Day (or, in the case of any payment with respect to any LIBOR Rate Loan, not a LIBOR Business Day), such payment shall instead be made on the next succeeding Business Day (or, in the case of any such payment with respect to any LIBOR Rate Loan, the next succeeding LIBOR Business Day), together with interest accrued during the period of such extension.

         Section 2.10.  Pro Rata Treatment.

         Except to the extent otherwise expressly provided herein,

                  2.10.1.

                  Revolving Loans shall be requested from the Lenders pro rata according to their respective Revolving Commitments.

                  |2.10.2.

                  Mandatory Borrowings in respect of Swingline Loans shall be funded by the Lenders pro rata according to their respective Revolving Commitments.

                  2.10.3.

                  Each reduction of the Revolving Commitments of the Lenders shall be applied to the respective Revolving Commitments of the Lenders pro rata according to their respective Revolving Commitments before such reduction.

                  2.10.4.

                  Each payment or prepayment by the Borrower of principal of the Revolving Loans shall be made for the account of the Lenders pro rata according to the respective unpaid principal amount of the Revolving Loans, owed to the Lenders, and each payment by the Borrower of interest on the Revolving Loans shall be made for the account of the Lenders pro rata according to the respective accrued but unpaid interest on the Revolving Loans owed to such Lenders. Each payment by the Borrower of Fees payable to the Lenders pursuant to
Section 2.6.1. shall be made for the account of the Lenders pro rata according to the respective amounts of their Revolving Commitments.

         |Section 2.11.  Mandatory Suspension and Conversion of LIBOR Rate
Loans.

         Each Lender's obligation to make, continue or convert Loans into LIBOR Rate Loans shall be suspended, all outstanding LIBOR Rate Loans shall be converted into Base Rate Loans on the last day of the respective Interest Periods applicable thereto (or, if earlier, in the case of clause |2.11.2. below, on the last day that such Lender can lawfully continue to maintain LIBOR Rate Loans) and all pending requests for the making or continuation of, or conversion into, LIBOR Rate Loans shall be disregarded, if:

                  |2.11.1.

                  on or prior to the determination of the interest rate for a LIBOR Rate Loan for any Interest Period, the Agent determines that for any reason appropriate quotations are not available to the Agent in the relevant interbank market for purposes of determining the Adjusted LIBOR Rate or that such rate would not accurately reflect the cost to the Lenders of making, continuing, or converting a Loan into, a LIBOR Rate Loan for such Interest Period; or

                  |2.11.2.

                  after the date hereof a Lender notifies the Agent (which shall thereupon notify the Borrower and the other Lenders) of its determination that any Regulatory Change makes it unlawful or impossible for such Lender or its LIBOR Lending Office to make or maintain any LIBOR Rate Loan, to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make any LIBOR Rate Loan or to comply with its obligations hereunder in respect thereof.

         Section 2.12.  Regulatory Changes.



                  |2.12.1.  Increased Costs.

                  If, on or after the date hereof, any Regulatory Change shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance or similar requirement (other than any such requirement with respect to any LIBOR Rate Loan to the extent included in the LIBOR Reserve Requirement), against, or any fees or charges in respect of, assets held by, deposits with or other liabilities for the account of, commitments of, advances or Loans by, or other credit extended by, any Lender Party (or its Applicable Lending Office) or shall impose on any Lender Party (or its Applicable Lending Office) or on the relevant interbank market any other condition affecting any LIBOR Rate Loan, or any obligation to make LIBOR Rate Loans, and the effect of the foregoing is (i) to increase the cost to such Lender Party (or its Applicable Lending Office) of making, issuing, renewing or maintaining any LIBOR Rate Loan or its Revolving Commitment or Revolving Commitments in respect thereof or (ii) to reduce the amount of any sum received or receivable by such Lender Party (or its Applicable Lending Office) hereunder or under any other Loan Document with respect thereto, then, subject to Section |2.15.1., the Borrower shall from time to time pay to such Lender Party, within 10 days after request by such Lender Party, such additional amounts as may be specified by such Lender Party as sufficient to compensate such Lender Party for such increased cost or reduction.

                  2.12.2.  Capital Costs.

                  If a Regulatory Change regarding capital adequacy (including the adoption or becoming effective of any treaty, law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards") has or would have the effect of reducing the rate of return on the capital of or maintained by any Lender Party or any company controlling such Lender Party as a consequence of such Lender Party's Loans, Revolving Commitments or obligations hereunder and other commitments of this type to a level below that which such Lender Party or company could have achieved but for such Regulatory Change (taking into account such Lender Party's or company's policies with respect to capital adequacy), then, subject to Section |2.15.1., the Borrower shall from time to time pay to such Lender Party, within 10 days after request by such Lender Party, such additional amounts as may be specified by such Lender Party as sufficient to compensate such Lender Party or company for such reduction in return, to the extent such Lender Party or such company determines such reduction to be attributable to the existence, issuance or maintenance of such Loans or obligations for the account of the Borrower.

         Section 2.13.  Taxes.



                  2.13.1.

                  If the Borrower is required by Applicable Law to make any deduction or withholding in respect of any Taxes (other than Excluded Taxes) from any amount payable under any Loan Document to or for the account of any Lender Party, the Borrower shall pay to or for the account of such Lender Party, on the date such amount is payable, such additional amounts as such Lender Party reasonably determines may be necessary so that the net amounts received by it or for its account, in the aggregate, after all applicable deductions or withholdings, shall equal the amount that such Lender Party would have been entitled to receive if no deductions or withholdings were made. "Excluded Taxes" means, with respect to any payment to any Lender Party, (a) any taxes imposed on or measured by the overall net income (including a franchise tax based on net income) of such Lender Party or its Agent's Office or Applicable Lending Office by the jurisdiction in which it is incorporated, maintains its principal executive office or in which such Agent's Office or Applicable Lending Office is located, and (b) "Excluded Taxes" arising under Section 2.13.3. If the Borrower shall deduct or withhold any Taxes from any payments under the Loan Documents, it shall provide to the relevant Lender Party (i) a statement setting forth the amount and type of Taxes so deducted or withheld, the applicable rate and any other information or documentation that such Lender Party may reasonably request and (ii) as promptly as possible after payment is made to the relevant Governmental Authority, a certified copy of any original official receipt received by the Borrower showing payment.

                  |2.13.2.

                  If any Lender Party is required by law to make any payment on account of Taxes (other than Excluded Taxes) on or in relation to any sum received or receivable by it under any Loan Document, or any liability for Taxes (other than Excluded Taxes) in respect of any such payment is imposed, levied or assessed against such Lender Party, then the Borrower shall pay when due such additional amounts as such Lender Party reasonably determines to be necessary so that the amount received by it, less any such Taxes paid, imposed, levied or assessed, including any Taxes (other than Excluded Taxes) imposed on such additional amounts, shall equal the amount that such Lender Party would have been entitled to retain in the absence of the payment, imposition, levy or assessment of such Taxes.

                  |2.13.3.

                  If any Lender Party is not organized and existing under the laws of the United States of America or any political subdivision thereof or therein (a "Foreign Lender Party"), to the extent entitled to do so under Applicable Law, such Lender Party shall furnish to the Borrower, on the Closing Date (or on the date on which such Foreign Lender Party first becomes a Lender Party pursuant to Section 9.3.) a duly executed certificate to the effect that such Foreign Lender Party is entitled to receive all amounts payable under the Loan Documents without deduction or withholding (or at a reduced rate of deduction or withholding) on account of Taxes imposed by the United States (A) pursuant to the terms of an applicable tax treaty in effect with the United States of America (in which case such certificate shall be accompanied by two executed copies of IRS Form 1001), or (B) under Code Section 1441(c) (in which case such certificate shall be accompanied by two executed copies of IRS Form
4224) (such forms being the "Prescribed Forms"). If requested by the Borrower from time to time after the Closing Date (upon the obsolescence of any previously delivered form or otherwise), a Foreign Lender Party shall, to the extent entitled thereto under Applicable Law, provide to the Borrower new Prescribed Forms, in each case duly executed and completed by such Foreign Lender Party. If a Foreign Lender Party does not furnish Prescribed Forms establishing a complete exemption from deduction and withholding on account of Taxes imposed by the United States of America, any deductions or withholdings required to be made by the Borrower under Applicable Law on account of Taxes imposed by the United States of America (including deductions or withholdings on account of such Taxes at the rate shown in such Prescribed Forms), and any payments required to be made by, and any liability imposed, levied or assessed against, such Lender Party on account of such Taxes, shall constitute "Excluded Taxes," provided that any such deductions, withholdings, payments or liabilities shall not constitute "Excluded Taxes" to the extent they are attributable to a Regulatory Change occurring after the date hereof (or, in the case of any Person who becomes a Lender Party after the date hereof pursuant to Section 9.3., the date on which such Person becomes a Lender Party) if such Lender Party has furnished to the Borrower all Prescribed Forms required to be furnished by this
Section 2.13.3.

         Section 2.14.  Compensation for Funding Losses.

         The Borrower shall pay to any Lender, upon demand by such Lender, such amount or amounts as such Lender reasonably determines is or are necessary to compensate it for any loss, cost, expense or liabilities incurred (including any loss, cost, expense or liability incurred by reason of the liquidation or redeployment of deposits but excluding loss of future margin) by it as a result of (a) any payment, prepayment or conversion of any LIBOR Rate Loan for any reason (including by reason of a Mandatory Prepayment, an acceleration pursuant to Section 7.2. or by operation of Section 2.11.) on a date other than the last day of an Interest Period applicable to such LIBOR Rate Loan, or (b) any LIBOR Rate Loan for any reason not being made (other than a wrongful failure to fund by such Lender), converted or continued, or any payment of principal of or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement.

         Section 2.15.  Certificates Regarding Yield Protection, Etc.



                  |2.15.1.

                  Any request by any Lender for payment of additional amounts pursuant to Sections 2.12., 2.13. and 2.14. shall be submitted through the Agent and shall be accompanied by a certificate of such Lender Party setting forth the basis and amount of such request, including a description or explanation in reasonable detail of how such amount was determined and a statement that such Lender Party has assessed, or is in the process of assessing, such Lender Party's other similarly situated borrowers for similar amounts. In determining the amount of such payment, such Lender Party may use such reasonable attribution or averaging methods as it deems appropriate and practical.

                  |2.15.2.

                  Before any Lender Party  requests  compensation  under Section
2.12. or 2.13., such Lender Party shall designate a different Applicable Lending Office if such designation (a) will avoid the need for such request or reduce the amount payable under such Section and (b) will not cause the imposition on such Lender Party of any additional costs or legal, regulatory or administrative burdens deemed by such Lender Party to be material or otherwise be deemed by such Lender Party in its discretion to be materially disadvantageous to it.

         Section 2.16. Applicable Lending Office; Discretion of Lenders as to Manner of Funding.

         Each Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of an Affiliate of the Lender, provided that such Lender shall not be entitled to receive any greater amount under Section 2.12. or 2.13. as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist or
(b) such claim would have arisen even if such transfer had not occurred. Notwithstanding any other provision of this Agreement, each Lender Party shall be entitled to fund and maintain its funding of all or any part of its LIBOR Rate Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder shall be made as if each Lender Party had actually funded and maintained each LIBOR Rate Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Loan's Interest Period and bearing interest at the applicable rate.


                                                    ARTICLE 3.

                                                CONDITIONS TO LOANS

         Section 3.1.  Closing Conditions.

         The occurrence of the Closing Date shall be subject to satisfaction of the following conditions:

                  3.1.1.  Closing Date.

                  The Closing Date shall occur on or before September 15, 1997.

                  3.1.2.  Certain Documents.

                  The Agent shall have received the documents listed on Schedule 3.1.2., all of which shall be duly executed and in form and substance satisfactory to the Agent.

                  3.1.3.  Fees and Expenses Paid.

                  The Borrower shall have paid (a) all Fees due on or before the Closing Date and (b) all expenses for which the Borrower shall have been billed on or before the Closing Date.

                  3.1.4.  Satisfaction of Certain Conditions.

                  The conditions set forth in Sections 3.2.3., 3.2.4. and
3.2.5. shall be satisfied on and as of the Closing Date as if such date were a Funding Date.

                  3.1.5.  Absence of Litigation Events.

                  There has not been issued any injunction, order or decree that prohibits or limits any of the transactions contemplated by the Loan Documents and there shall not be any action, suit, proceeding or investigation pending or, to the Knowledge of the Borrower, currently threatened against the Borrower or any Lender Party that (i) draws into question the validity, legality or enforceability of any Loan Document or to consummate the transactions contemplated thereby or (ii) might result, either individually or in the aggregate, in any Material Adverse Change, except as set forth in Schedule 4.6.

                  3.1.6.  General.

                  All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded in form and substance satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified copies thereof as Agent may request. Without limiting the generality of the foregoing, the Agent shall have received evidence that UCC-1 financing statements reflecting the Agent's security interest in the collateral described in the Security Agreement have been duly filed in the office of the California Secretary of State and all other filing offices deemed necessary or appropriate by the Agent and reflect that the Agent's security interest holds first priority, subject only to exceptions consented to by all Lenders.

                  3.1.7.  No Material Adverse Change.

                  No Material Adverse Change shall have occurred since March 31, 1997.

         Section 3.2.  Conditions Precedent to Revolving Loans and Swingline
Loans.

         The obligation of the Lenders or the Swingline Lender, as the case may be, to make any Loan on any Funding Date shall be subject to the following conditions precedent:

                  3.2.1.  Occurrence of Closing Date.

                  The conditions precedent set forth in Section 3.1. shall have been satisfied or waived in writing by the Agent.

                  3.2.2.  Notice of Borrowing.

                  The Borrower shall have delivered to the Agent or the Swingline Lender, as the case may be, after the time the conditions set forth in
Section 3.1. shall have been satisfied or waived and otherwise in accordance with the applicable provisions of this Agreement, a Notice of Borrowing (or telephonic notice in lieu thereof).

                  3.2.3.  Representations and Warranties.

         All of the representations and warranties of the Borrower contained in the Loan Documents shall be true and correct in all material respects on and as of the Funding Date as though made on and as of that date (except to the extent that such representations and warranties expressly were made only as of a specific date).

                  3.2.4.  No Default.

         No Default or Event of Default shall exist or result from the making of the Loan.

                  3.2.5.  No Material Adverse Change.

                  No Material Adverse Change shall have occurred since the date of the financial statements referred to in Section 4.4.1.

                  3.2.6.  Satisfaction of Conditions.

                  Each borrowing of a Loan shall constitute a representation and warranty by the Borrower as of the Funding Date that the conditions contained in Sections 3.2.3. through 3.2.5. have been satisfied.

                  3.2.7.  No Violation of Applicable Law.

                  No Lender shall be prohibited by any Applicable Law from extending the credit requested in such Notice of Borrowing.


                                                    ARTICLE 4.

                                          REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers represents and warrants to the Lender Parties as follows:

         Section 4.1.  Organization, Powers and Good Standing.

                  Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, as shown as of the date hereof on Schedule 4.1., and has all requisite corporate power and authority and the legal right to own and operate its properties, to carry on its business as heretofore conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each of the Borrowers possesses all Governmental Approvals, in full force and effect, free from unduly burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted, and is not in Material violation thereof. Each of the Borrowers is duly qualified to do business and in good standing in each jurisdiction where any failure to be so qualified, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 4.2.  Authorization, Binding Effect, No Conflict, Etc.




                  The execution, delivery and performance by each of the Borrowers of each Loan Document and each other Transaction Document have been duly authorized by all necessary corporate or other action on the part of each of the Borrowers. Each such Loan Document has been duly executed and delivered by each of the Borrowers and is the joint and several legal, valid and binding obligation of each such Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.


                  The execution, delivery and performance by each of the Borrowers of each Loan Document and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the charter or other organizational documents of any Borrower, (b) except for consents that have been obtained and are in full force and effect, conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to, any Contractual Obligation of any such Borrower, or violate any Applicable Law binding on any such Borrower, except where such violation, conflict, breach, or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not subject any Lender Party to any liability, or (c) result in the creation or imposition of any Lien upon any asset of any Borrower, except for Liens in favor of the Agent under the Collateral Documents.

                  4.2.3.  Governmental Approvals.

                  Except for filings and recordings in connection with the perfection of Liens created by the Collateral Documents listed on Schedule 3.1.2., no Governmental Approval is or will be required in connection with the execution, delivery and performance by each of the Borrowers of any Loan Document to which it is party or the transactions contemplated thereby or to ensure the legality, validity or enforceability thereof, except where the failure to obtain such Governmental Approval would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect and would not subject any Lender Party to any liability.

         Section 4.3.  Subsidiaries; Investments .



                  |4.3.1.  Subsidiaries.

                  Each Consolidated Subsidiary of the Borrower, the authorized and issued Capital Stock of each such Consolidated Subsidiary and the record and beneficial owner of such Capital Stock are identified in Schedule 4.3., as amended from time to time. All of the outstanding shares of Capital Stock of each of the Subsidiaries of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 4.3., as amended from time to time, there are not outstanding any securities convertible into or exchangeable for shares of Capital Stock of any of the Subsidiaries of the Borrower, or any options, warrants or other rights to purchase any such Capital Stock, or any commitments of any kind for the issuance of additional shares of such Capital Stock or any such convertible or exchangeable securities or options, warrants or rights to purchase such Capital Stock. Except for directors qualifying shares or similar arrangements or as disclosed on Schedule 4.3., neither the Borrower nor any Consolidated Subsidiary thereof is a party to any agreement with respect to the issuance, voting or sale of issued or unissued shares of Capital Stock of any Consolidated Subsidiary of the Borrower.

                  |4.3.2.  Borrower Capital Stock.

                  The authorized and outstanding Capital Stock of the Borrower is as set forth on Schedule 4.3. All outstanding shares of such Capital Stock are duly authorized and validly issued and are fully paid and nonassessable, and Borrower's ownership interest in its Subsidiaries is free and clear of all Liens except for Liens in favor of the Agent.


         Section 4.4.  Financial Information.

                  |4.4.1.

                  The consolidated balance sheets of the Borrower and its consolidated subsidiaries as of March 31, 1997 and the consolidated statements of income, stockholders' equity and cash flow of the Borrower and its consolidated subsidiaries for the Fiscal Years then ended, certified by the Borrower's independent certified public accountants, copies of which have been delivered to the Lender Parties, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of the Borrower and its consolidated subsidiaries, as of the respective dates thereof and the results of operations and cash flow of the Borrower and its consolidated subsidiaries for the periods then ended. Neither the Borrower nor any Consolidated Subsidiary on such dates had any material Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are Material.

                  4.4.2.

                  The unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as of June 30, 1997 and the related consolidated statements of income, stockholders' equity and cash flow for the periods then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been delivered to the Lender Parties, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the consolidated financial position of the Borrower and its consolidated subsidiaries as of such date and the results of operations and cash flow for the periods covered thereby, subject to the absence of footnotes and normal year-end audit adjustments. Neither the Borrower nor any Consolidated Subsidiary on such date had any material Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are Material.

                  |4.4.3.

                  The projected consolidated statements of income and cash flow of the Borrower and its consolidated subsidiaries for the period from April 1, 1997 to and including March 31, 2001 , and the projected annual consolidated balance sheets of the Borrower and its consolidated subsidiaries as of the end of each Fiscal Year through March 31, 2001, copies of which have been furnished to the Lender Parties, were prepared by or under the supervision of the Chief Executive Officer and the Chief Financial Officer of the Borrower, are complete and have been prepared on the basis of reasonable assumptions and in good faith utilizing historical financial information that was prepared in accordance with GAAP.

         Section 4.5.  No Material Adverse Changes; Solvency.

         Since the date of the Financial Statements referred to in Section 4.4.1., there has been no Material Adverse Change. Each of the Borrowers is and will be Solvent after giving effect to any Loans then being requested.

         Section 4.6.  Litigation.

         Except as disclosed in Schedule 4.6., there are no actions, suits or proceedings pending or, to the Knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any of its properties before any Governmental Authority (a) in which there is a reasonable possibility of an adverse determination that could result in a Material liability or could reasonably be expected to have a Material Adverse Effect or (b) that in any manner draws into question the validity, legality or enforceability of any Loan Document or any transaction contemplated thereby.

         Section 4.7.  Agreements; Applicable Law.

         None of the Borrowers is in violation of any Applicable Law, or in default under its charter or bylaws or any of its Contractual Obligations, except where such violation or default could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. None of the Borrowers is a party to or bound by any unduly burdensome Contractual Obligation that, individually or in the aggregate, can be reasonably expected to have a Material Adverse Effect.

         Section 4.8.  Governmental Regulation.

         None of the Borrowers is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by such a company, or (b) subject to regulation under any Federal or state, statute or regulation limiting its ability to incur Debt for money borrowed (other than the Margin Regulations).

         Section 4.9.  Margin Regulations.

         None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The aggregate value of all Margin Stock held by the Borrowers constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all aggregate assets of the Borrowers.

         Section 4.10.  Employee Benefit Plans.




                  None of the Borrowers sponsors, maintains or contributes to, or has an obligation to contribute to, or, within the five years prior to the Closing Date, maintained, contributed to or was required to contribute to, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA.

                  4.10.2.

                  There exists no Multiemployer Plan. Each Borrower and each of the ERISA Affiliates is in compliance in all Material respects with all Applicable Laws, including any applicable provisions of ERISA and the Code, with respect to all Plans. There have been no Prohibited Transactions with respect to any Plan that are reasonably likely to result in any Material liability of any Borrower or any ERISA Affiliate. Each Borrower and the ERISA Affiliates have not had asserted and do not expect to have asserted against them any Material penalty, interest or excise tax under Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B of the Code or Sections 502(c)(1) or 502(i) of ERISA. Each Plan covering employees of any of the Borrowers or any of the ERISA Affiliates is able to pay benefits thereunder when due. There is no claim pending or, to the Knowledge of the Borrower, threatened, against or involving any Plan by any Governmental Authority or other Plan, other than ordinary claims for benefits pursuant to terms of any Plan and other claims that are not Material.

         Section 4.11.  Title to Property.

         Each of the Borrowers has good title to or valid and subsisting leasehold interests in all of its property reflected in its books and records as being owned or leased by it. No such property is subject to any Lien, other than Permitted Liens.

         Section 4.12.  Intellectual Property, Etc.

         Each of the Borrowers owns or holds valid licenses in and to all Intellectual Property Rights that are material to the conduct of its business as heretofore operated and as proposed to be conducted. None of the Borrowers has infringed, or been charged or, to the Knowledge of the Borrower, threatened to be charged with any infringement of, any unexpired Intellectual Property Right of any Person, except where the effect thereof would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No Borrower is bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other Person except for arrangements that, if terminated, would not be reasonably likely to result in a Material Adverse Effect. None of the Borrowers is aware that any of its employees is obligated under any Contractual Obligation (including licenses, covenants or commitments of any nature), or subject to any judgment, decree (except as imposed by laws of general application) or order (except as imposed by laws of general application) of any Governmental Authority, that would interfere with the use of his or her best efforts to promote the interests of such Borrower or that would conflict with its business as proposed to be and as currently conducted. To the Knowledge of each of the Borrowers, there is no material violation by any Person of any right of the Borrowers with respect to any Intellectual Property Rights owned or used by it.

         Section 4.13.  Environmental Condition.

         Except as set forth on Schedule 4.13.:

                  4.13.1.

                  There exists no order, judgment or decree, and there is not pending or, to the Knowledge of the Borrower, threatened, any action, suit, proceeding or investigation relating to any actual or alleged liability arising out of the presence or suspected presence of Hazardous Material, any actual or alleged violation of Environmental Requirements or any actual or alleged liability for Environmental Damages in connection with any Real Property or the business or operations of any of the Borrowers that has had, or as to which there is a reasonable possibility of an adverse determination that would have, a Material Adverse Effect nor, to the Knowledge of the Borrower, does there exist any basis for such action, suit, proceeding or investigation being instituted or filed.

         Section 4.14.  Absence of Certain Restrictions.

         Except as set forth in Schedule 4.14., none of the Borrowers is subject to any Contractual Obligation that restricts or limits the ability of any Consolidated Subsidiary to (a) make Restricted Payments to the Borrower, (b) pay Debt owed the Borrower or any Consolidated Subsidiary thereof, (c) make any loans or advances to the Borrower (except as provided in Section 5.11.) or (d) except as provided in Contractual Obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to the Borrower.

         Section 4.15.  Labor Matters.

         There are no material strikes or other labor disputes or grievances pending or, to the Knowledge of the Borrower, threatened against any Borrower. Except as set forth in Schedule 4.15., there are no collective bargaining agreements to which any Borrower thereof is a party. Each of the Borrowers has complied in all material respects with the requirements of the Worker Adjustment and Restraining Notification Act, 29 U.S.C. Section 2101 et seq. (the "WARN Act"). No claim under the WARN Act is pending or, to the Knowledge of the Borrower, threatened against the Borrower or any Consolidated Subsidiary thereof nor is there any reasonable basis to anticipate any such claim, except where the effect thereof, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         Section 4.16.  Disclosure.

         The information in each document, certificate or written statement (other than information referred to in Section 4.4.) furnished to the Lender Parties by or on behalf of any Borrower or any Consolidated Subsidiary with respect to the business, assets, results of operation or financial condition of any Borrower for use in connection with the transactions contemplated by this Agreement at the time of delivery thereof, was true and correct in all Material respects and did not omit, when considered as a whole, any material fact necessary in order to make the statements made not misleading, in light of the circumstances under which they were made. There is no fact known to any Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements.


                                                    ARTICLE 5.

                                      AFFIRMATIVE COVENANTS OF THE BORROWERS

         So long as any portion of the Revolving Commitments is in effect or any Obligations remain unpaid or have not been performed in full:

         Section 5.1.  Financial Statements and Other Reports.

         The Borrower shall deliver to the Lender Parties:

                  5.1.1.

                  as soon as practicable and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheet of the Borrower and the consolidated subsidiaries as of the end of such year and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and the consolidated subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and (i) in the case of such consolidated financial statements, accompanied by an unqualified report thereon of Price Waterhouse LLP or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the
Required Lenders, which report shall state that such consolidated financial statements fairly present the consolidated financial position of the Borrower and the consolidated subsidiaries as of the date indicated and their results of operations and cash flows for the periods indicated are in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) in the case of such consolidating financial statements, certified by the chief financial officer of the Borrower as being fairly stated in all material respects when considered in relation to the audited consolidated financial statements of the Borrower and the consolidated subsidiaries;

                  |5.1.2.

                  as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter a consolidated balance sheet of the Borrower and the consolidated subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Borrower's chief financial officer as fairly presenting the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the dates indicated, and their consolidated results of operations and cash flows for the periods indicated, in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes;


                  together with each delivery of financial statements pursuant to Sections 5.1.1. and 5.1.2. above, and not later than one (1) Business Day after the consummation of any Permitted Acquisition, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit F-6 (a "Compliance Certificate"), duly completed and setting forth the calculations required to establish compliance with Section 6.5. on the date of such financial statements or such Permitted Acquisition, as the case may be;

                  5.1.4.

                  within three business days after any Senior Officer of the Borrower becomes aware of the occurrence of any Default or Event of Default, written or telephonic notice of the nature of such Default or Event of Default, and within seven days thereafter, a certificate of a Senior Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

                  5.1.5.

                  promptly  upon  their  becoming   available,   copies  of  all
financial statements, reports, notices and proxy statements sent or made available by the Borrower to its security holders, all registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports, if any, filed by the Borrower with the SEC and all press releases by the Borrower or any Consolidated Subsidiary thereof concerning material developments in the business of the Borrower or any such Consolidated Subsidiary;

                  5.1.6.

                  within three days after the Borrower becomes aware of the occurrence of (a) any Reportable Event in connection with any Plan, or (b) any Prohibited Transaction in connection with any Plan (or any trust created thereunder), notice providing reasonable details about such Reportable Event or Prohibited Transaction;

                  5.1.7.

                  within three days after the Borrower obtains Knowledge of the threat or commencement of litigation or proceedings affecting any Borrower, or of any material development in any pending or future litigation, (a) that involves alleged liability in excess of $1,000,000 (in the aggregate), (b) in which injunctive or similar relief is sought that, if obtained, could reasonably be expected to have a Material Adverse Effect or (c) that questions the validity or enforceability of any Loan Document, notice providing reasonable details about the threat or commencement of such litigation or about such material development;

                  5.1.8.

                  within three days after receipt thereof, copies of all final reports or letters submitted to the Borrower by its independent certified public accountants in connection with each audit of the financial statements of the Borrower or its consolidated subsidiaries made by such accountants, including any management report, which reports the Borrower agrees to obtain in connection with each of its annual audits;

                  5.1.9.

                  within 60 days after the end of each Fiscal Year of the Borrower, a forecast for the next succeeding Fiscal Year of the consolidated balance sheet and the consolidated results of operations and cash flow of the Borrower and its consolidated subsidiaries, together with (a) an outline of the major assumptions upon which the forecast is based, and (b) a calculation in reasonable detail evidencing compliance with all covenants set forth herein on the basis of, and after giving effect to, such forecast;

                  5.1.10.

                  within three days after the receipt thereof by any Senior Officer of the Borrower, a copy of any notice, summons, citation or written communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of the Borrower or any of its Subsidiaries for Environmental Damages;

                  5.1.11.

                  within five days after the availability thereof, copies of all amendments to the charter, bylaws or other organizational documents of the Borrower or any of its Subsidiaries;

                  5.1.12.

                  not less than five Business Days before the anticipated consummation of a proposed acquisition by the Borrower, documentation demonstrating to the Agent's reasonable satisfaction that the requirements set forth in the definition of "Permitted Acquisition" are met with respect to the proposed acquisition; and

                  5.1.13.

                  from time to time, such additional information regarding the Borrower or its Subsidiaries or its business, assets, liabilities, prospects, results of operation or financial condition as any Lender Party may reasonably request.

         Section 5.2.  Records and Inspection.

         Each Borrower shall, and shall cause each of its Subsidiaries to, maintain adequate books, records and accounts as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP. Each Borrower shall, and shall cause each of its Subsidiaries to, permit such Persons as the Agent may designate, at reasonable times and as often as may be reasonably requested, under reasonable circumstances, to (a) visit and inspect any of its properties, (b) inspect and copy its books and records, and (c) discuss with its officers and employees, its investment bankers and its independent accountants, its business, assets, liabilities, prospects, results of operation or financial condition, provided that so long as no Event of Default has occurred and is continuing, Agent shall conduct no more than three such visits and inspections per year and no more than one such visit and inspection in any Fiscal Quarter.

         Section 5.3.  Audits of the Collateral.

         Each Borrower shall permit, and shall cause each of its Subsidiaries to permit, the Agent or its designee to perform audits of the Collateral as the Agent may reasonably request, provided that so long as no Event of Default has occurred and is continuing, Agent shall perform no more than three such audits in any year and no more than one such audit in any Fiscal Quarter.

         Section 5.4.  Corporate Existence, Etc.

         Each Borrower shall, and shall cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all Material rights and franchises, provided, however, that the corporate existence of any Consolidated Subsidiary of any Borrower may be terminated (a) as contemplated and permitted by Section 6.6. or (b) if such termination is determined by the Board of Directors of the relevant Borrower to be in the best interest of such Borrower and is not disadvantageous in any Material respect to the Lender Parties.

         Section 5.5.  Payment of Taxes.

         Each Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes, provided, however, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, the Borrowers and the Subsidiaries need not pay or discharge any such Tax so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

         Section 5.6.  Maintenance of Properties.

         Each Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all properties and other assets useful or necessary to its business, and from time to time the Borrower shall make or cause to be made all appropriate repairs, renewals and replacements thereto.

         Section 5.7.  Maintenance of Insurance.



                  |5.7.1.

                  Each Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area. All liability insurance policies shall name the Agent as a loss payee. Each insurance policy covering Collateral shall include endorsements or stipulations providing that coverages will not be canceled or diminished without at least 10 days' prior written notice to the Agent and further providing, if available on commercially reasonable terms, that coverage in favor of the Agent will not be impaired in any way by any act, omission or default of the Borrower or any other Person. In connection with all policies of insurance covering Collateral, the Borrower will provide the Agent with such loss payable or other endorsements as the Agent may reasonably require.


                  In addition to any requirements under the Collateral Documents, (a) all property loss or damage insurance policies with respect to any assets of any Borrower or any Consolidated Subsidiary shall contain lender's loss payable endorsements in favor of the Agent in form and substance satisfactory to it, which shall provide that all insurance proceeds (i) in excess of $500,000 or (ii) payable after the insurer has received written notice from the Agent that an Event of Default then exists (until a contrary notice is received), shall be payable directly to the Agent, (b) all insurance policies shall (i) provide that no cancellation, reduction in amount or material adverse change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (ii) insure the interests of the Lender Parties regardless of any breach of or violation by the Borrower or any other Person of any warranties, declarations or conditions contained therein,
(iii) provide that the Lender Parties shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance or in connection with any representation or warranty made by the Borrower or any Consolidated Subsidiary thereof in connection with obtaining of such insurance,
(c) all business interruption and extra expense insurance shall name the Agent as a loss payee, and (d) all applicable insurance policies shall contain such other provisions as are required under the relevant Collateral Documents.

                  |5.7.3.

                  Thirty days prior to the expiration date of each insurance policy maintained hereunder, the Borrower shall either (a) deliver to the Agent either (i) if available, a copy of the renewal of such policy or (ii) a copy of the binder for such renewal or (b) notify the Agent that such policy has not been renewed. If a copy of a binder is delivered pursuant to clause (a)(i) hereof, then as soon as it is available, but in any event not more than sixty
(60) days after the effective date of renewal of the policy, the Borrower shall deliver to the Agent a copy of such policy, certified to be true and correct by the insurer named therein. If at any time after the Closing Date the Borrower or any Consolidated Subsidiary thereof obtains any new property loss or damage insurance policy providing coverage in excess of $500,000, the Borrower shall, within 30 days after such new policy is obtained, give notice to the Agent describing the new insurance and provide to the Agent a copy of such policy, including endorsements as required hereby, certified to be true and correct by the insurer named therein.

         Section 5.8.  Conduct of Business.

         Each Borrower shall, and shall cause each of its Subsidiaries to, engage only in the businesses in which such Borrower or Consolidated Subsidiary is engaged on the date hereof, except for other businesses that are ancillary, incidental or necessary to its ongoing business as presently conducted. Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Applicable Law and all its Contractual Obligations.

         Section 5.9.  Future Information.

         All data, certificates, reports, statements, documents and other information required to be furnished to the Lender Parties in connection with the Loan Documents shall, at the time the information is furnished, not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Lender Parties sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

         Section 5.10.  New Borrowers and Additional Collateral.



                  5.10.1.

                  Upon the creation or acquisition after the date hereof of any Consolidated Subsidiary, the Borrower shall cause such Consolidated Subsidiary to execute and deliver a Revolving Loan Note in favor of each Lender and to become jointly and severally liable with the already-existing Borrowers with respect to their Obligations hereunder, in form and substance satisfactory to the Agent, and the Borrower shall grant, or cause to be granted, a first priority Lien on the Capital Stock of such Consolidated Subsidiary and on the assets of such Consolidated Subsidiary, pursuant to documents in form and substance satisfactory to the Agent. Upon the acquisition or lease by any Borrower or any Borrower's Subsidiaries of any Material personal property asset that is not then subject to a first priority Lien in favor of the Agent, such Borrower shall execute and deliver, or shall cause such Consolidated Subsidiary to execute and deliver, to the Agent a Collateral Document creating such a first priority Lien, in each case in form and substance satisfactory to the Agent. Such Borrower and such Consolidated Subsidiary, at their own expense, shall execute and deliver, or cause to be executed and delivered, and thereafter cause to be registered, filed or recorded with the appropriate Governmental Authority, any and all documents and instruments deemed by the Agent to be necessary or desirable for the creation and perfection of the foregoing Liens and shall pay all Taxes and fees related to such registration, filing or recording.

         Section 5.11.  Subordination of Intercompany Debt.

         The Borrowers shall cause all Intercompany Debt to be subordinated to the prior payment in full in cash of the Obligations on terms of subordination satisfactory to the Required Lenders; provided, however, that as long as no Event of Default then exists, the Borrowers may pay such Intercompany Debt in the ordinary course of business consistent with past practice.

         Section 5.12.  Environmental Compliance.

         Each Borrower shall comply, and shall cause its Subsidiaries to comply, in all material respects with all Environmental Requirements and shall not cause or permit to exist on any Real Property any Hazardous Materials.

         Section 5.13.  New Consolidated Subsidiaries To Become Borrowers.

         Borrower shall cause each entity that becomes a Consolidated Subsidiary of the Borrower after the Closing Date immediately to become a Co-Borrower hereunder and to execute and deliver this Agreement, the Revolving Note, the Swingline Note, the Security Agreement, a UCC-1 financing statement, and each of the other documents set forth on Schedule 5.13.


                                                    ARTICLE 6.

                                        NEGATIVE COVENANTS OF THE BORROWERS

         So long as any portion of the Revolving Commitments is in effect or any Obligations remain unpaid or have not been performed in full:

         Section 6.1.  Liens.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of any Borrower or any Consolidated Subsidiary of any Borrower, whether now owned or hereafter acquired, except, without duplication:

                  6.1.1.

                  Liens securing the Obligations;

                  6.1.2.

                  Existing Liens on assets of the entities listed on Schedule R-1 hereto ;

                  6.1.3.

                  (a) Liens for taxes, assessments or charges of any Governmental Authority for claims that are not Material and are not yet due or being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with of GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, bankers and other Liens imposed by law and created in the ordinary course of business for amounts that are not Material and are not yet due or being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) Liens incurred and deposits made in the ordinary course of business for purchase-money obligations, in an amount not exceeding $500,000 at any time, or Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance (including by way of surety bonds or appeal bonds) of tenders, bids, leases, contracts, statutory obligations or similar obligations or arising as a result of progress payments under contracts, in each case in the ordinary course of business and not relating to the repayment of Debt; (d) easements, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) that do not Materially interfere with the ordinary conduct of business, Materially detract from the value of the asset to which they attach or Materially impair the use thereof; (e) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions; and (f) leases or subleases granted in the ordinary course of business to others not Materially interfering with the business of, and consistent with past practices of, the Borrower, provided that clauses (a), (b) and (c) shall not apply to Environmental Liens, Liens that, under Applicable Law, would have priority over the Lien of the Collateral Documents or Liens imposed under ERISA;

                  6.1.4.

                  any attachment or judgment Lien not constituting an Event of Default;

                  6.1.5.

                  Liens on assets securing Debt permitted to be incurred or assumed on a secured basis pursuant to Section 6.1.5., including any interest or title of a lessor under any Capitalized Lease, provided that any such Lien does not encumber any property other than assets acquired, constructed or improved with the proceeds of such Debt;

                  |6.1.6.

                  Liens existing on assets of any Person at the time such Person becomes a Consolidated Subsidiary, provided (a) such Lien was not created in contemplation of such Person becoming a Consolidated Subsidiary, and (b) such Lien does not encumber any assets other than the assets subject to such Lien at the time such Person becomes a Consolidated Subsidiary;

                  |6.1.7.

                  any Lien constituting a renewal, extension or replacement of any Existing Lien or any Lien permitted by Section 6.1.5. or 6.1.6., provided
(a) the principal amount of Debt or other obligation secured by such renewal, extension or replacement Lien does not exceed the principal amount of the Debt or other obligation renewed, extended or replaced unless such excess is otherwise permitted hereby at the time of the extension, renewal or replacement,
(b) the average weighted maturity of such Debt or other obligation is not shortened and (c) such Lien is limited to all or a part of the property subject to the Lien extended, renewed or replaced.

         Section 6.2.  Debt.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain liable with respect to, any Debt, except:

                  6.2.1.

                  the Obligations;

                  6.2.2.

                  Existing Debt of entities that are listed on Schedule R-1 hereto;

                  |6.2.3.

                  Intercompany Debt of a Consolidated Subsidiary to a Borrower or to a Consolidated Subsidiary of a Borrower, to the extent otherwise permitted hereunder and in compliance with Section 5.11.;

                  |6.2.4.

                  Contingent Obligations (i) in connection with a Permitted Acquisition or (ii) with respect to letters of credit in an aggregate amount for all Borrowers and all of their Subsidiaries not exceeding $1,000,000 at any time outstanding, provided that such Debt (i) is incurred in the ordinary course of business, (a) is unsecured and (b) remains contingent;

                  |6.2.5.

                  Contingent Obligations of a Borrower or any Consolidated Subsidiary with respect to Debt of other Borrowers or their Subsidiaries that is otherwise permitted under this Section 6.2.;

                  |6.2.6.

                  Debt incurred to refinance Debt described in Section 6.2.2.; provided that (a) the unpaid principal balance is not increased (except to the extent the increase is then otherwise permitted hereunder), and (b) if such refinanced Debt is repaid prior to its scheduled maturity, such refinancing Debt shall comply with the provisions of Section 6.9.2.; and

                  6.2.7.

                  Debt incurred in connection with a Permitted Acquisition; and

                  6.2.8.

                  Debt   incurred  in  the  ordinary   course  of  business  for
purchase-money obligations, in an amount not exceeding $500,000 at any time.

         Section 6.3.  Restricted Payments.

         No Borrower shall, nor shall any Borrower permit any Consolidated Subsidiary to, directly or indirectly, declare, pay or make, or agree to declare, pay or make, any Restricted Payment.

         Section 6.4.  Investments.

         No Borrower shall, nor shall any Borrower permit any Consolidated Subsidiary to, directly or indirectly, make or own any Investment, except:

                  6.4.1.

                  (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (c) commercial paper having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (d) demand deposits, certificates of deposit, other time deposits, and bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank operating under the laws of the United States or any state thereof or the District of Columbia that has combined capital and surplus of not less than $500,000,000, or (e) institutional money market funds organized under the laws of the United States of America or any state thereof that are described on
Schedule 1.1. or approved in writing by the Agent or, if not so described or approved, substantially all of whose assets are securities of the types described in the foregoing clauses (a), (b), (c), and (d);

                  6.4.2.

                  (a) trade credit extended on usual and customary terms in the ordinary course of business, and (b) advances to employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

                  |6.4.3.

                  any Investment identified on Schedule 4.3., limited to the amount of such Investment on the date hereof;

                  |6.4.4.

                  Permitted Acquisitions; and

                  6.4.5.

                  Investments in Non-Cash Proceeds of permitted Asset Dispositions.

         Section 6.5.  Financial Covenants.

                  6.5.1.  Leverage Ratio.

                  The Leverage Ratio as of the last day of any Fiscal Quarter shall not exceed 3.00 to 1.00 at any time.

                  6.5.2.  Quick Ratio.

                  The Quick Ratio as of the last day of any Fiscal Quarter shall not be less than 1:00 to 1:00.

                  6.5.3.  Debt Service Coverage Ratio.

                  As of the last day of any Fiscal Quarter the Debt Service Coverage Ratio for the period determined in accordance with the definition of "Debt Service Coverage Ratio" shall not be less than 2.50 to 1.00 when calculated without regard to any earnouts required to be paid during such Fiscal Quarter, and (ii) shall not be less than 1.50 to 1:00 when calculated including any such earnouts in the denominator of such ratio.

                  6.5.4.  Operating Income and Net Income.

                  As of the last day of each Fiscal Quarter, the total of all Borrowers' income from operations, determined in accordance with GAAP and calculated as it would be for the purposes of determining Net Income hereunder, and Borrowers' Net Income for the four consecutive Fiscal Quarters then ended, shall each be greater than zero.

         Section 6.6.  Restriction on Fundamental Changes.

         No Borrower shall, and no Borrower shall permit any Consolidated Subsidiary to, directly or indirectly, enter into any merger, consolidation, reorganization or recapitalization, reclassify its Capital Stock, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, a significant portion of its or their business or assets, whether now owned or hereafter acquired, provided that (a) as long as no Default or Event of Default shall exist after giving effect to such merger, consolidation or sale, any Consolidated Subsidiary of any Borrower may be merged or consolidated with or into any Borrower or any Wholly-Owned Subsidiary of any Borrower or be liquidated, wound up or dissolved, or all or substantially all of its business or assets may be sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower or any Wholly-Owned Subsidiary of any Borrower.

         Section 6.7.  Asset Dispositions; Sales of Receivables.

                  6.7.1.

                  No  Borrower   shall,   and  no  Borrower   shall  permit  any
Consolidated Subsidiary to, directly or indirectly, make or agree to make, any Asset Disposition unless the Board of Directors of the Borrower has reasonably determined in good faith that the terms of such transaction are fair and reasonable to the Borrower or such Consolidated Subsidiary, as the case may be, if the transaction involves assets having a Material fair market value; and


                  the Asset Disposition is otherwise permissible under the Collateral Documents and under Sections 6.6. and 6.8. and if the transaction involves assets having a Material fair market value, the terms of such transaction shall have been approved in advance by the Required Lenders.

                  6.7.2.

                  As promptly as practicable  but in no event later than 10 days after any Asset Disposition (other than an Asset Disposition required to be approved by the Required Lenders), the Borrower shall deliver to the Agent a certificate, duly executed by a Senior Officer of the Borrower, setting forth in detail a description of such Asset Disposition, copies of any related
agreements,  the  date  or  scheduled  date  of  such  Asset  Disposition,   the
determination of the Net Cash Proceeds of such Asset Disposition, the description of any Non-Cash Proceeds and the Collateral arrangements with respect thereto and such other documents and information as is necessary to demonstrate compliance with this Section 6.7.

                  6.7.3.

                  No Borrower shall, nor shall any Borrower permit any Consolidated Subsidiary to, directly or indirectly, sell with or without recourse, discount (except in the ordinary course of business consistent with past practice to compromise disputes with customers) or otherwise sell for less than the face value thereof or for consideration other than cash, any of its Accounts Receivable and other receivables.

         Section 6.8.  Transactions with Affiliates.

         No Borrower shall, and no Borrower shall permit any Consolidated Subsidiary to, directly or indirectly, enter into any transaction (including the transfer or lease of any property or the rendering of any service) with any Affiliate of any Borrower, unless (a) such transaction is in the ordinary course of business of such Borrower, and (b) such transaction is on fair and reasonable terms no less favorable to such Borrower or its Consolidated Subsidiary, as the case may be, than those terms that might be obtained at the time in a comparable arm's length transaction with a Person who is not an Affiliate of such Borrower or, if such transaction is not one that by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith, (c) if such transaction is Material, such Borrower shall have delivered to the Agent a certified resolution of its Board of Directors determining that the standards set forth in clause (b) above are satisfied with respect to such transaction and (d) if such transaction is Material, such Borrower shall deliver to the Agent an opinion of a recognized appraisal or valuation firm that the transaction is fair to the Borrower from a financial point of view, provided that this Section 6.8. shall not restrict (i) dividends, distributions and other payments and transfers on account of the Capital Stock of a Borrower or any Wholly-Owned Subsidiary of a Borrower, (ii) payments pursuant to the terms of any Contractual Obligations in effect on the date hereof listed on Schedule 6.8., or (iii) any transaction in the ordinary course of business between a Borrower and any Wholly-Owned Subsidiary of a Borrower.

         Section 6.9.  Prepayment of Debt.

         No Borrower shall, nor shall any Borrower permit any Consolidated Subsidiary to, directly or indirectly, make any payment or distribution on account of, or voluntarily purchase, acquire, redeem or retire, any Debt, prior to 30 days before its originally stated maturity (or its stated maturity on the date hereof, in the case of Debt outstanding on the date hereof), or in the case of interest, its stated due date, or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise, except for:

                  6.9.1.

                  Prepayments of the Loans or of other amounts pursuant to the Loan Documents;

                  6.9.2.

                  Prepayments made with the proceeds of new Debt incurred for the purpose of refinancing the Debt being prepaid, provided that (a) no portion of such new Debt matures or is required to be prepaid, purchased or otherwise retired earlier than the corresponding portion of the Debt being prepaid, (b) such new Debt has the same priority vis-a-vis other Debt, and the same provision for recourse, as the Debt being paid, (c) no Default or Event of Default then exists or would result from such prepayment or refinancing; and

                  6.9.3.

                  Prepayments by Subsidiaries of Debt owed to any Borrower.

         Section 6.10.  Employee Benefit Plans.

         Except to the extent that a Borrower gives thirty (30) days' prior written notice to the Agent, no Borrower will sponsor or contribute to any new Plan, make any change to any existing Plan, or incur any obligations in respect of any Multiemployer Plan that would in any Material way increase the obligations of the Borrowers in any Material respect.

         Section 6.11.  Amendments of Charter Documents.

         No Borrower shall amend its charter, bylaws or other charter documents in any respect that affects the voting rights of Capital Stock included in the Collateral or holders thereof, increases payment obligations of a Borrower, affects the validity or enforceability of any Loan Document or Lien thereunder or that otherwise could reasonably be expected to have a Material Adverse Effect, without in each case obtaining the prior written consent of the Required Lenders.

         Section 6.12.  Restrictive Agreements.

         No Borrower shall, nor shall any Borrower permit any Consolidated Subsidiary to, enter into any Contractual Obligation that, directly or indirectly, restricts or limits the ability of such Consolidated Subsidiary to
(a) pay dividends or make distributions on its Capital Stock, (b) pay Debt owed to the Borrower or any Consolidated Subsidiary, (c) make any loans or advances to the Borrower (except as provided in Section 5.11.), or (d) except as provided in Contractual Obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to the Borrower.

         Section 6.13.  Negative Pledges, Etc.

         No Borrower shall, or shall permit any Consolidated Subsidiary to, enter into or otherwise become subject to, directly or indirectly, any agreement prohibiting or restricting a Borrower or any Consolidated Subsidiary of a Borrower in any manner (including by way of covenant, representation or default), from (a) incurring, creating or assuming any Debt or Lien upon any of its assets, (b) selling or otherwise disposing of any of its assets, (c) making any Investments or Capital Expenditures, (d) suffering any change of control, or (e) amending any Loan Document, except that clauses (a) and (b) shall not apply to any Debt otherwise permissible under Section 6.2; or


                  providing that any default by a Borrower that is not a party to such agreement with respect to any obligation not arising under such agreement is a default under such agreement.


                                                    ARTICLE 7.

                                                 EVENTS OF DEFAULT

         Section 7.1.  Events of Default.

         The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an "Event of Default"):

                  7.1.1.  Failure to Make Payments.

                  A Borrower (a) shall fail to pay as and when due (whether at stated maturity, upon acceleration, upon required prepayment or otherwise) any principal of any Loan, or (b) shall fail to pay any interest, Fees or other amounts payable under the Loan Documents within three Business Days of the date when due under the Loan Documents; or

                  7.1.2.  Default in Other Debt.

                  (a) Any Borrower or any Consolidated Subsidiary of any Borrower shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Debt with a principal amount in excess of $400,000 or (b) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument relating to any such other Debt, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of the other Debt (or a Person on behalf of such holder or holders) to cause (upon the giving of notice, the lapse of time or both, or otherwise), such other Debt to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment); or

                  7.1.3.  Breach of Certain Covenants.

                  The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under Section 2.3., Section 5.1.4.,
Section 5.4. (insofar as it requires the preservation of the corporate existence of the Borrower), or any Section of Article 6. not covered by 7.1.4 hereof; or

                  7.1.4.  Certain Defaults Under Article 6.

                  Any Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under any provision of Sections (inclusive of subsections thereof) and such failure shall not have been remedied within ten
(10) days after a Senior Officer of Borrower has Knowledge of such failure; provided, however, that no such ten (10) day cure period shall be available with respect to any failure by any Borrower that by its nature is incapable of being remedied; or

                  7.1.5.  Other Defaults Under Loan Documents.

                  Any Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under any provision of any Loan Document (other than those provisions referred to in Sections 7.1.1. 7.1.3.) and such failure shall not have been remedied within 20 days after a Senior Officer of the Borrower has Knowledge of such failure; or

                  7.1.6.  Breach of Warranty.

                  Any representation or warranty or certification made or furnished by the Borrower under any Loan Document shall prove to have been false or incorrect in any material respect when made (or deemed made); or

                  7.1.7.  Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  There shall be commenced against any Borrower, or any Consolidated Subsidiary, an involuntary case seeking the liquidation or reorganization of such Borrower or Consolidated Subsidiary under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of such Borrower or Consolidated Subsidiary or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (a) such Borrower or Consolidated Subsidiary consents to the institution of the involuntary case or proceeding; (b) such petition commencing the involuntary case or proceeding is not timely controverted; (c) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (d) an order for relief shall have been issued or entered therein; or

                  7.1.8.  Voluntary Bankruptcy; Appointment of Receiver, Etc.

                  Any Borrower or any Consolidated Subsidiary shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of the Borrower or Consolidated Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                  7.1.9.  Change of Control.

                  A Change of Control shall occur at any time; or

                  7.1.10.  Termination of Loan Documents, Etc.

                  Any Loan Document, or any material provision thereof, shall cease to be in full force and effect for any reason, or any Lien in favor of the Agent thereunder shall fail to have the priority required thereunder with respect to any Material item of collateral, except upon a release or termination of such Loan Document or Lien pursuant to the terms thereof; or the Borrower shall contest or purport to repudiate or disavow any of its obligations under or the validity of enforceability of any Loan Document or any Material provision thereof; or

                  |7.1.11.  Material Adverse Change.

                  A Material Adverse Change shall have occurred since the Closing Date; or

                  7.1.12.  Judgments and Attachments.

                  (a) Any Borrower or any Consolidated Subsidiary shall suffer any money judgments, fines, writs or warrants of attachment or similar processes that, individually or in the aggregate, involve an amount or value in excess of $400,000 (excluding therefrom money judgments to the extent covered by insurance as to which the carrier has accepted liability) and such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of 30 days or, in any event, within 10 days of the date of any proposed sale thereunder; or (b) a judgment creditor shall obtain possession of any Material portion of the assets of the Borrowers by any means, including levy, distraint, replevin or self-help.

         Section 7.2.  Remedies.

         Upon the occurrence of an Event of Default:

                  7.2.1.

                  If an Event of Default occurs under Section 7.1.7. or 7.1.8., then the Revolving Commitments shall automatically and immediately terminate, and the obligation of the Lender Parties to make any Loan hereunder shall cease, and the unpaid principal amount of the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

                  7.2.2.

                  If an Event of Default occurs, other than under Section 7.1.7. or 7.1.8., the Agent may, or upon written request of the Required Lenders shall, by written notice to the Borrower, declare the Revolving Commitments terminated, whereupon the obligation of the Lender Parties to make any Loan hereunder shall cease, and/or declare the unpaid principal amount of the Loans and all other Obligations to be, and the same shall thereupon become, due and payable, without presentment, demand, protest, any additional notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and may, as set forth in Article 8 hereof, pursue the remedies available to it pursuant to applicable law.


                                                    ARTICLE 8.

                                              THE AGENT AND THE BANKS

         Section 8.1.  Authorization and Action.

                  8.1.1.

                  Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents (including as its collateral agent under the Collateral Documents), to execute and deliver or accept, on its behalf, the other Loan Documents and any other documents, instruments and agreements related thereto or hereto to take such action on its behalf under the provisions hereof and thereof and to exercise such rights, remedies, powers and privileges hereunder and thereunder as are delegated to the Agent by the terms hereof and thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto.

                  8.1.2.

                  Except for any matters expressly subject to the consent or approval of the Agent under the Loan Documents, the Agent shall not, without the prior approval of the Required Lenders (or, as provided in Section 9.3., all of the Lenders), consent to any departure by any Borrower from the terms of, waive any default or otherwise amend this Agreement or any other Loan Documents. The Agent will, to the extent practicable under the circumstances, consult with the other Lender Parties prior to taking action on their behalf under the Loan Documents and in acting as their Agent thereunder. The Agent will not take any action contrary to the written direction of Required Lenders, will take any lawful action not contrary to the provisions of the Loan Documents prescribed in written instructions of the Required Lenders (or, as provided in Section 9.3., all the Lenders) and, as to any matters not expressly provided for by the Loan Documents (including enforcement or collection), may decline to take any action, except upon the written instructions of the Required Lenders (or, as provided in
Section 9.3., all the Lenders). If such instructions are requested reasonably promptly, the Agent shall be absolutely entitled to refrain from taking any action and shall not have any liability to the Borrower or any Lender for refraining from taking any action until it shall have received such instructions; provided, however, that the Agent shall in no event be required to take or refrain from taking any action that would, in the Agent's opinion, be inconsistent with the Agent's practice in similar situations when acting solely for its own account or be contrary to the provisions of any Loan Document or Applicable Law.

                  8.1.3.

                  The Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of any right, power or authority granted to the Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority. The Agent shall not be required to exercise any right, power, remedy or privilege granted to it in any Loan Document, to ascertain or inquire whether any Default or Event of Default has occurred and is continuing, or to inspect the property (including the books and records) of the Borrower or to take any other affirmative action, except as provided in Section 7.2., or unless requested or directed to do so in accordance with the provisions of Section 8.1.2.

                  8.1.4.

                  The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any other Lender Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lender Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender Party with any credit or other information concerning the affairs, financial condition or business of the Borrower that may come into the possession of the Agent or any of its Affiliates.

         Section 8.2.  Exculpation; Agent's Reliance; Etc.

         Neither the Agent nor any of its directors, officers, agents, attorneys or employees shall be liable to the Borrower or any other Lender Party for any action taken or omitted to be taken by it or them under or in connection with any Loan Document (a) with the consent or at the request of the Required Lenders (or, as provided in Section 9.3., all the Lenders), or (b) in any other circumstances, except for its or their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Agent makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any recitals, statements, warranties or representations made in, or in connection with, any Loan Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any Loan Document or any financial information, opinions of counsel or other documents executed and delivered pursuant thereto, or for the financial condition of the Borrower. The Agent shall not be responsible to any Lender for the satisfaction of any condition specified in Article 3., except receipt of items required to be delivered to the Agent, or for the value, effectiveness, priority, genuineness, validity, of any Collateral or any Lien thereon. The Agent may treat the payee of any Note as the holder thereof until the Agent receives the related Assignment and Acceptance signed by such holder and the assignee and in form satisfactory to the Agent. The Agent shall be entitled to rely upon any notice, certificate or other writing believed by the Agent to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by the Agent and to act in reliance upon the advice of such counsel and other experts concerning its actions and duties hereunder.

         Section 8.3.  Agent and Affiliates.

         The Agent and each other Lender that is a party hereto as a Lender and in some other capacity, shall in its capacity as a Lender, have the same rights, powers and obligations under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent or such other Lender Party, including the right to give or deny consent to any action requiring consent or direction of the Required Lenders or all the Lenders. The Agent, each such other Lender Party and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any Consolidated Subsidiary and any Affiliate of any Borrower, all as if the Agent or such other Lender Party were not the Agent or such other Lender Party and without any duty to account therefor to the Lenders. The Agent or such other Lender Party shall be entitled to receive from any Borrower its fees or portions thereof in connection with this transaction without any liability to account therefor to any other Lender, except as the Agent or such other Lender Party may have expressly agreed.

         Section 8.4.  Lender Credit Decision.

         Each Lender Party acknowledges that it has, independently and without reliance upon the Agent or any other Party Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 8.5.  Indemnification.

         The Agent shall in no event be required to take any action under the Loan Documents or in relation thereto unless it shall first be indemnified to its satisfaction by the other Lender Parties against any and all liability and expense that it may incur by reason of taking any such action. Each Lender agrees to indemnify and hold the Agent harmless (to the extent not promptly paid or reimbursed by a Borrower), ratably according to their respective Revolving Commitments, from and against any and all (a) costs, expenses and other amounts incurred by the Agent otherwise payable by a Borrower pursuant to Section 9.1. and (b) Indemnified Liabilities that may be imposed on, incurred by, or asserted against the Agent, except to the extent they are finally adjudged by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not promptly reimbursed for such expenses by the Borrower.

         Section 8.6.  Successor Agent.

         The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower and the Agent may be removed at any time with or without cause by written action of the Required Lenders (not including the Agent) delivered to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's notice of resignation or the removal of the Agent, then the retiring or removed Agent may, on behalf of the other Lender Parties, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus of at least $100,000,000, or a branch or agency of such a financial institution, organized or licensed to do business under the laws of the United States of America or any State thereof. Upon the acceptance of any appointment as the Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged of its duties and obligations under the Loan Documents. Upon any retiring Agent's resignation or removal, the provisions of this Article 8. (as well as other expense reimbursement, indemnification and exculpatory provisions in the other Loan Documents) shall continue in effect for its benefit as to any actions taken or omitted by it while it was Agent.

         Section 8.7.  Excess Payments.

         If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Obligations in excess of its pro rata share of payments and other recoveries on account of such Obligations obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in such Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of the other Lenders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to such Lender to the extent of such recovery, but without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 8.7. may, to the fullest extent permitted by Applicable Law and by Section 9.10., exercise all of its rights of payment (including setoff) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation.

         Section 8.8.  Lender Parties.

         The provisions of this Article 8. are solely for the benefit of the Agent and the other Lender Parties and no Borrower shall have any rights to rely on or enforce any of the provisions hereof (except that (i) the provisions of Sections 8.6. and 8.9.5. are also for the benefit of each Borrower and (ii) each Borrower is entitled to rely on any release executed by the Agent as authorized by Section 8.9.). In performing its functions and duties under the Loan Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

         Section 8.9.  Collateral Matters.

                  |8.9.1.

                  Except as specifically otherwise provided in any of the Collateral Documents, the Agent is hereby authorized on behalf of all of the Lenders, without assumption of any duty or obligation in respect of and without the necessity of any notice to or further consent from any other Lender Party, to take any action with respect to any Collateral or Collateral Documents that may be necessary to perfect and maintain perfected the Agent's Liens upon the Collateral.

                  8.9.2.

                  The Lenders hereby irrevocably authorize the Agent, in its discretion, to release any Lien held by the Agent upon any Collateral (a) from and after the day of termination of any Collateral Document pursuant to the terms thereof; (b) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is permitted under the relevant Collateral Document (and the Agent may rely conclusively on any such certificate, without further inquiry, unless notified to the contrary by the Required Lenders); or (c) approved, authorized or ratified in writing by all Lender Parties in accordance with Section 9.3.; provided, however, that (i) the Agent shall not be required to execute any such documents on terms that create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all assets retained by the Borrower, including the proceeds of any Asset Disposition, all of which shall continue to constitute part of the Collateral. Upon request by the Agent at any time, the other Lender Parties will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 8.9.2.

                  8.9.3.

                  The Agent shall have no obligation whatsoever to any other Lender Party or other Person to assure that the Collateral exists or is owned by a Borrower or (except as otherwise expressly required by the Collateral Documents) is cared for, protected or insured, or that the Liens of the Agent thereunder have been properly created, perfected, protected or enforced or are entitled to any particular priority.

                  8.9.4.

                  Except as otherwise provided in the Loan Documents, the Agent may act in any manner it may deem appropriate in respect of the Collateral, in its discretion, given the Agent's own interest in the Collateral as a Lender, and the Agent shall have no duty or liability whatsoever with respect thereto to any other Lender Party.

                  8.9.5.

                  Each Lender Party hereby approves the form of the other Loan Documents attached as exhibits to this Agreement and hereby authorizes the Agent on its behalf to accept from the Borrower and execute and deliver as Agent, the other Loan Documents in substantially the form of such exhibits, with such changes, additions or deletions as the Agent, in its discretion, may approve as necessary or appropriate, such approval to be conclusively evidenced by the Agent's acceptance or execution thereof. Each Lender Party also authorizes the Agent to accept, or execute and deliver, such additional documents (including financing statements, opinions, certificates and other documents in form and substance satisfactory to the Agent, in its discretion) in connection with the closing pursuant to Section 3.1. or any subsequent closing for the pledge of any other Collateral or any additional guaranties as the Agent, in its discretion, may approve, such approval to be conclusively evidenced by the Agent's acceptance or execution thereof.

         Section 8.10.  Payments; Availability of Funds; Certain Notices.

                  8.10.1.

                  If the Agent shall fail to deliver to any other Lender Party its share of any payment received from the Borrower as and when required by
Section 2.9., the Agent shall pay to such Lender its share of such payment together with interest on such amount at the Federal Funds rate, for each day from the date such amount was required to be paid to such Lender until the date the Agent pays such amount to such Lender, calculated as set forth in Section 2.4.4.

                  8.10.2.

                  Unless (a) the Agent shall have been notified by a Lender prior to the date upon which a Loan is to be made or (b) the Agent shall have been notified by the Borrower prior to the date on which the Borrower is required to make any payment hereunder that such Lender or the Borrower, as the case may be (the "Obligated Party"), does not intend to make available to the Agent the Obligated Party's portion of such Loan or such payment, the Agent may assume that the Obligated Party will make such amount available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower (in the case of a Loan) or the Lenders (in the case of a payment by the Borrower) a corresponding amount. If such corresponding amount is not in fact made available to the Agent by the Obligated Party, the Agent shall be entitled to recover such amount on demand from the Obligated Party (or, in the case of a Loan, if the Lender that is the Obligated Party fails to pay such amount forthwith upon such demand, from the Borrower). Such amount shall be payable together with interest thereon from the day on which such corresponding amount was made available by the Agent to the Lender or the Borrower, as applicable, to the date of payment by the Obligated Party (or the Borrower, as applicable), at a rate of interest equal to (i) in the case of any payment by any other Lender Party, the Federal Funds Effective Rate, and (ii) in the case of any payment by the Borrower, the interest rate applicable to the Loan.

                  8.10.3.

                  The Agent shall promptly notify the Lenders by telex or telecopy of each Interest Period chosen by the Borrower, the LIBOR Rate for each Interest Period (and the relevant interest rate), the date of any expected payment and all other material notices transmitted by the Borrower.

         Section 8.11. Obligations of Lender Parties Several; Enforcement by the Agent.

                  8.11.1.

                  Each Lender Party's obligations hereunder are several, and not joint or joint and several. The failure of any Lender Party to make any Loan or otherwise to perform its obligations hereunder will not increase the obligations of any other Lender Party. Notwithstanding the foregoing, any Lender may assume, but shall have no obligation to any Person to assume, any non-performing Lender's obligation to make a Loan. Nothing contained in this Agreement and no action taken by the Agent or any other Lender Party pursuant to this Agreement shall be deemed to constitute the Agent and any other Lender Party to be a partnership, an association, a joint venture or any other kind of entity.

                  8.11.2.

                  Each Lender agrees that, except with the prior written consent of the Agent or as provided in Section 9.10., no Lender Party shall have any right individually to realize upon the Collateral or otherwise enforce any Loan Document or any provision thereof, or make demand thereunder, it being agreed that such rights and remedies may only be exercised by the Agent for the ratable benefit of the Lenders upon the terms of this Agreement.


                                                    ARTICLE 9.

                                                   MISCELLANEOUS

         Section 9.1.  Expenses.

         The Borrowers shall pay within 10 days (or, in the case of costs and expenses incurred prior to the Closing Date, within one Business Day) after demand:

                  9.1.1.

                  any and all reasonable attorneys' fees and disbursements and all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with (a) the development, drafting and negotiation of the Loan Documents and the syndication and closing of the transactions contemplated thereby and (b) any amendments to or the administration of the Loan Documents (including reasonable costs and expenses incurred in connection with any appraisal or environmental assessment); and

                  9.1.2.

                  any and all costs and expenses (including fees and disbursements of in-house and other attorneys, appraisers and consultants) incurred by the Lender Parties in any workout, restructuring or similar arrangements or, after a Default, in connection with the protection, preservation, exercise or enforcement of any of the terms of the Loan Documents or in connection with any foreclosure, collection or bankruptcy proceedings.

         Section 9.2.  Indemnity.

                  9.2.1.

                  Each Borrower shall indemnify, defend and hold harmless each Lender Party and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of each Lender Party (collectively, the "Indemnitees") from and against (a) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Loan Documents or the making of the Loans, and
(b) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees, including allocated costs of in-house counsel, and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the Loan Documents, the Loans, the use or intended use of the proceeds of the Loans (the "Indemnified Liabilities"); provided that (i) no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, and (ii) no Borrower shall have any obligation hereunder in respect of (A) legal proceedings between the Lender Parties or between any Lender Party and any participant or (B) Indemnified Liabilities arising from a breach of any Loan Document by the Indemnitee making a claim hereunder.

                  |9.2.2.

                  Each Indemnitee will promptly notify the Borrower of each event of which it has knowledge that may give rise to a claim under clause (b) of Section 9.2.1., provided that the failure to so notify the Borrower shall in no way impair the Borrowers' obligations under this Section 9.2.2 (except to the extent that such failure to so notify arises from the gross negligence or willful misconduct of such Indemnitee and has an adverse effect on the Borrowers, taken as a whole). If any investigative, judicial or administrative proceeding is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 9.2.2, the Borrower, to the extent and in the manner directed by the Indemnitee, will resist and defend such proceeding with counsel designated by the Borrower (which counsel shall be reasonably satisfactory to the Indemnitee). Each Indemnitee will use its best efforts to cooperate in the defense of any such action, writ, or proceeding. The Borrower shall keep such Indemnitee advised of the status of such defense and consult with such Indemnitee prior to taking any material position with respect thereto. Such Indemnitee shall, however, be entitled to employ counsel separate from counsel for the Borrower and from any other party in such proceeding if such Indemnitee shall reasonably determine that a conflict of interest or other circumstance exists that makes representation by counsel chosen by the Borrower not advisable. The reasonable fees and disbursements of such separate counsel shall be paid by the Borrower. Such Indemnitee shall not agree to the settlement of any such claim without the consent of the Borrower, unless the Borrower shall have been given notice of the commencement of an action and shall have failed to provide the defense thereof as herein provided or an Event of Default shall have occurred.

                  9.2.3.

                  To the extent that the undertaking to indemnify and hold harmless set forth in Section 9.2.1. may be unenforceable as violative of any Applicable Law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified
Liabilities that is permissible under Applicable Law. All Indemnified Liabilities shall be payable on demand.

         Section 9.3.  Waivers; Amendments in Writing.

                  9.3.1.

                  No amendment of any provision of this Agreement or any other Loan Document (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Agent and the Required Lenders. Notwithstanding the foregoing, no amendment that has the effect of (a) reducing the rate or amount, or extending the stated maturity or due date, of any amount payable by the Borrowers to any Lender Party under the Loan Documents,
         (b) increasing the amount, or extending the stated termination or reduction date, of any Lender's Revolving Commitment hereunder or subjecting any Lender Party to any additional obligation to extend credit, (c) altering the rights and obligations of the Borrowers to prepay the Loans, (d) permitting the creation of any Lien ranking prior to or on a parity with the Lien of any Collateral Document, releasing any part of the Collateral (except as permitted under the Loan Documents) or depriving any Lender Party of the security afforded by the Lien of any Collateral Document, or (e) changing this Section 9.3. or the definition of the term "Required Lenders," shall be effective unless the same shall be signed by or on behalf of all of the Lenders;


                  no amendment that has the effect of (a) increasing the duties or obligations of the Agent, (b) increasing the standard of care or performance required on the part of the Agent, or (c) reducing or eliminating the indemnities or immunities to which the Agent is entitled (including any amendment of this Section 9.3.1.2.), shall be effective unless the same shall be signed by or on behalf of the Agent; and


                  no amendment that has the effect of (a) increasing the duties or obligations of the Swingline Lender, (b) increasing the standard of care or performance required on the part of the Swingline Lender, or
         (c) reducing or eliminating the indemnities or immunities to which the Swingline Lender is entitled (including any amendment of this Section 9.3.1.2.), shall be effective unless the same shall be signed by or on behalf of the Swingline Lender; and


                  Notwithstanding anything to the contrary, Schedule 4.3. may be amended by written notice by the Borrower to the Agent, to the extent necessary to reflect transactions occurring after the date hereof that are otherwise permissible hereunder.


                  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment effected in accordance with this Section 9.3. shall be binding upon each present and future Lender Party and the Borrower.

         Section 9.4.  Cumulative Remedies; Failure or Delay.

         The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Lender Parties under Applicable Law or otherwise. No failure or delay on the part of any Lender Party in the exercise of any power, right or remedy under the Loan Documents shall impair such power, right or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise thereof or of any other power, right or remedy.

         Section 9.5.  Notices, Etc.

         All notices and other communications under this Agreement shall be in writing and (except for financial statements, other related informational documents and routine communications, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by prepaid telex or telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with this Section 9.5., all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated on Schedule 1.1.B (in the case of the Lender Parties) or 9.5. (in the case of the Borrower).

         Section 9.6.  Successors and Assigns.

                  9.6.1.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Borrower may assign or transfer any interest hereunder without the prior written consent of each Lender Party.

                  9.6.2.

                  Each Lender shall have the right at any time to assign (an "Assignment") all or any portion of such Lender's Revolving Commitment and outstanding Loans to one or more banks or other institutions; provided, however, that (a) each Assignment shall be of a portion of the Revolving Commitment of at least equal to $5,000,000, (b) unless otherwise agreed by the Agent, each Assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents; (c) unless a Default or Event of Default then exists, no Assignment (other than an Assignment to a Person that is then a Lender or an Affiliate of a Lender) shall be effective without the consent of the Borrower and the Agent, which consents shall not be unreasonably withheld or delayed; (d) the parties to the Assignment shall execute and deliver to the Agent an Assignment and Acceptance substantially in the form of Exhibit H (an "Assignment and Acceptance"); (c) the assignee shall pay to the Agent a processing and recording fee of $2,500; and no Assignment shall be effective for any purpose unless and until the Agent accepts such Assignment and makes an appropriate entry thereof in the Register (as defined below). Upon satisfaction of the conditions in clauses (a) through (f) of the proviso to the immediately preceding sentence with respect to any proposed Assignment, the Agent shall accept the Assignment, make appropriate entries thereof in the Register and send notice thereof to the Borrower and all other Lender Parties. From and after the date on which the conditions in the foregoing clauses and the Assignment and Acceptance have been satisfied, the assignee shall be a "Lender" hereunder and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of the assigning Lender hereunder, and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, cease to be a party hereto).


                  The Agent shall maintain at the Agent's Office a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names of the Lender Parties and their respective Revolving Commitments. The entries in the Register shall be conclusive as against the Borrower and each Lender Party, in the absence of manifest error, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

                  9.6.4.

                  Each Lender shall have the right at any time to grant or sell participations (each a "Participation") in all or any portion of such Lender's Revolving Commitment and outstanding Loans to one or more banks or other institutions, subject to the terms and conditions set forth in this Section
9.6.4. If any Lender sells or grants a Participation, (a) such Lender shall make and receive all payments for the account of its participant, (b) such Lender's obligations under this Agreement shall remain unchanged, (c) such Lender shall continue to be the sole holder of its Notes and other Loan Documents subject to the Participation and shall have the sole right to enforce its rights and remedies under the Loan Documents, (d) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (e) the Participation agreement shall not restrict such Lender's ability to agree to any amendment of the terms of the Loan Documents, or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of the Loan Documents or any Collateral, except that the participant may be granted the right to consent to any (a) reduction of the rate or amount, or any extension of the stated maturity or due date, of any principal, interest or Fees payable by the Borrower and subject to the Participation, (b) increase in the amount or extension of the stated termination or any reduction date of the affected Revolving Commitment or (c) release of all or substantially all of the Collateral, except to the extent otherwise provided in the Loan Documents. A participant shall have the rights of the Lenders under Sections 2.11.,2.13. and 9.10., subject to the obligations imposed by such Sections; provided that amounts payable to any participant shall not exceed the amounts that would have been payable under such Sections to the Lender granting the Participation, had such Participation not been granted, unless the Participation is made with the prior written consent of the Borrower.

                  9.6.5.

                  Each Lender may at any time assign or pledge any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment or pledge shall be subject to the provisions of Sections 9.6.2. or 9.6.4.

                  9.6.6.

                  Subject to the provisions of Section 9.7., each Lender Party shall have the right at any time to furnish one or more potential assignees or participants with any information concerning the Borrowers and the Subsidiaries that has been supplied by any Borrower to any Lender Party. The Borrower shall supply all reasonably requested information and execute and deliver all such instruments and take all such further action (including, in the case of an Assignment, the execution and delivery of replacement Notes) as the Agent may reasonably request in connection with any Assignment or Participation arrangement.

         Section 9.7.  Confidentiality.

         Each Lender will maintain any confidential information that it may receive from any Borrower or Consolidated Subsidiary pursuant to this Agreement confidential and shall not disclose such information to third parties without the prior consent of the Borrower, except for disclosure: (a) to legal counsel, accountants and other professional advisors to the Lender Party; (b) to regulatory officials having jurisdiction over the Lender Party; (c) required by Applicable Law or in connection with any legal proceeding; (d) to any other Lender Party;(e) to another Person in connection with a potential Assignment or Participation, provided such Person shall have agreed in writing to be subject to this Section 9.7.; (f) to prospective purchasers of Collateral after an Event of Default; and (g) of information that has been previously disclosed publicly without breach of this provision.

         Section |9.8.  Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

         Section 9.9.  Choice of Forum.

                  9.9.1.

                  All actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in County of Suffolk, Commonwealth of Massachusetts, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH BORROWER AND EACH OF THE LENDER PARTIES WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

                  |9.9.2.

                  IN ANY ACTION AGAINST ANY BORROWER, SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT
REQUESTED, TO ITS ADDRESS INDICATED IN SCHEDULE 9.5., WHICH SERVICE SHALL BE DEEMED SUFFICIENT FOR PERSONAL JURISDICTION AND SHALL BE DEEMED EFFECTIVE 10 DAYS AFTER MAILING.

                  9.9.3.

                  Nothing contained in this Section shall preclude the Lender Parties from bringing any action or proceeding arising out of or relating to this Agreement in the courts of any place where the Borrower or any of its assets may be found or located. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PARTY'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

         Section 9.10.  Set Off.

         In addition to any rights now or hereafter granted under Applicable Law, during the existence of any Event of Default, each Lender Party is hereby irrevocably authorized by each Borrower, at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Lender Party to or for the credit or the account of the Borrower, against and on account of the obligations of the Borrower to such Lender Party under the Loan Documents to which the Borrower is a party, irrespective of whether or not such Lender Party shall have made any demand for payment and although such obligations may be contingent and unmatured.

         Section 9.11.  Changes in Accounting Principles.

         If any changes in generally accepted accounting principles after the date of this Agreement result from the promulgation of rules, regulations, pronouncements, or opinions of, or the imposition of requirements by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the negative covenants, standards or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such changes as if such changes had not been made.

         Section |9.12.  Headings.

         The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

         Section |9.13.  Severability.

         If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

         Section 9.14.  Survival of Agreements, Representations and Warranties.

         All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the closing and the extensions of credit hereunder and shall continue until payment and performance of any and all Obligations. Any investigation at any time made by or on behalf of the Lender Parties shall not diminish the Lender Parties' right to rely thereon. Without limitation, the agreements and obligations of the Borrowers contained in Sections 2.11., 2.12., 2.13.,2.1.3., 9.1. and 9.1., and the
obligations of the Lenders under Section 8.5. and 9.7 shall survive the payment in full of all other Obligations.

         Section 9.15.  Execution in Counterparts.

         This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Faxed signatures to this Agreement shall be binding for all purposes.

         Section 9.16.  Complete Agreement.

         This Agreement, together with the other Loan Documents, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

         Section 9.17.  Limitation of Liability.

         No claim shall be made by any Borrower or any Consolidated Subsidiary of any Borrower against any Lender Party or the Affiliates, directors, officers, employees or agents of any Lender Party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                                         [Space intentionally left blank.]

         Section 9.18.  WAIVER OF TRIAL BY JURY.

         THE BORROWERS AND THE LENDER PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.


                                  Agent:

                                  BankBoston, N.A., a national banking
                                   association,  as Agent and a Lender


                                  By:
                                  Name:
                                  Title:


                                  Lenders:
                                  U.S. Bank,
                                  a national banking association,



                                   By:
                                   Name:
                                   Title:
                                   Sumitomo Bank of California,
                                      a California banking corporation



                                    By:
                                    Name:
                                    Title:



                                     By:
                                     Name:
                                     Title:


                                     Borrowers:
                                     Cotelligent Group, Inc.,
                                        a Delaware corporation


                                     By:
                                     Name:
                                     Title:

                                     BFR Co., Inc., a New Jersey corporation


                                     By:
                                     Name:
                                     Title:


                                     Chamberlain Associates, Inc., a California corporation


                                     By:
                                     Name:
                                     Title:


                                     Data Arts & Sciences, Inc.,
                                         a Massachusetts corporation


                                     By:
                                     Name:
                                     Title:


                                     ESP Software Services, Inc., a Minnesota
                                         corporation


                                     By:
                                     Name:
                                     Title:


                                     Financial Data Systems, Inc., a Washington
                                         corporation


                                     By:
                                     Name:
                                     Title:


                                     INNOVA Solutions, Inc., a Texas corporation


                                     By:
                                     Name:
                                     Title:


                                     Cotelligent/JasTech Corporation, a Florida
                                         corporation


                                     By:
                                     Name:
                                     Title:


                                     Pittsburgh Business Consultants, Inc.,
                                          a Pennsylvania corporation


                                     By:
                                     Name:
                                     Title:


                                     TRC  Information Systems, Inc.,
                                        a California corporation


                                     By:
                                     Name:
                                     Title:


                                     United Data Processing, Inc., an Oregon
                                        corporation


                                     By:
                                     Name:
                                     Title:


                                     EPIC Consulting Group, Ltd., a Missouri
                                        corporation


                                     By:
                                     Name:
                                     Title:

                                                 Credit Agreement
FA972470.024                                        Schedule R-1

                                                                   SCHEDULE R-1

                                       CONSOLIDATED SUBSIDIARIES OF BORROWER

BFR Co., Inc.:
Mack Bridgewater I
721 Route 202-206
Bridgewater, NJ  08807
Phone: (908) 595-9333
Fax: (908) 595-9444
Confidential Fax: (908) 595-9555

Chamberlain Associates, Incorporated:
1875 South Grant, Suite 530
San Mateo, CA  94402
Phone: (650) 577-3700
Fax: (650) 574-2090

Data Arts & Sciences, Inc.:
8 Strathmore Road
Natick, MA  01760
Phone: (508) 651-8200
Fax: (508) 651-2936

ESP Software Services, Inc.:
701 Fourth Avenue South
Minneapolis, MN  55415
Phone: (612) 337-3000
Fax: (612) 337-9199

Financial Data Systems, Inc.:
P.O. Box 3008
Bellevue, WA  98009-3008

Street Address:
600 108th Avenue, N.E., Suite 1040
Bellevue, WA  98004
Phone: (425) 637-4155
Fax: (425) 637-1805
Confidential Fax: (425) 637-9340

INNOVA Solutions, Incorporated:
3030 LBJ Freeway
Dallas, TX  75234
Phone: (972) 620-9477
Fax: (972) 620-9419

Cotelligent/JasTech Corporation:
1375 East Ninth Street, Suite 2330
Cleveland, OH  44114
Phone: (800) 366-7600
Fax: (216) 566-0165

Pittsburgh Business Consultants, Inc.:
411 7th Avenue, Suite 1401A
Pittsburgh, PA  15219
Phone: (412) 391-0714
Fax: (412) 391-0478

TRC Information Services, Inc.:
2184 Bering Drive
San Jose, CA  95131
Phone: (408) 435-2800
Fax: (408) 435-1720

United Data Processing, Inc.:
1600 N.W. Compton Drive, Suite 140
Beaverton, OR  97006
Phone: (503) 690-6877
Fax: (503) 690-7518

EPIC Consulting Group, Ltd.:
10805 Sunset Office Drive, Suite 211
St. Louis, MO
Phone: (314) 965-0569
Fax: (314) 965-3047

                                                 Credit Agreement
FA972470.024                                        Schedule 1.1A

                                                                 SCHEDULE 1.1.A

                                               COMMITMENTS

----------------------------------------------------- -------------------------


                       Lender                           Revolving Commitment
----------------------------------------------------- -------------------------


                  BankBoston, N.A.                          $20,000,000
----------------------------------------------------- -------------------------


                     U.S. Bank                               $10,000,00
----------------------------------------------------- -------------------------


            Sumitomo Bank of California                     $10,000,000
----------------------------------------------------- -------------------------


                       Total                                $40,000,000
----------------------------------------------------- -------------------------

                                                 Credit Agreement
FA972470.024                                        Schedule 1.1B

                                                                 SCHEDULE 1.1.B

                                                LENDER INFORMATION

Agent's Office:

BankBoston, N.A.
435 Tasso Street, Suite 250
Palo Alto, California 94301
Fax: (415) 853-1425
Phone: (415) 853-0404
Attention: Teresa Heller

Agent's Account (for funding of Loans by the Lenders and payments by the Borrower):

Method of Payment:         Fed Wire
Account No.:               54099647
Reference:                 Cotelligent
ABA No.:                   011000390
Attn:                      The Hightech Adm. 50

Lenders:

----------------------------------- ---------------------------------- -----------------------------------


              Lender                     Domestic Lending Office              LIBOR Lending Office
----------------------------------- ---------------------------------- -----------------------------------


            `U.S. Bank              1420 5th Ave.                      1420 5th Ave.
                                    Seattle, Washington 98101          Seattle, Washington 98101
                                    Fax: (206) 344-7022                Fax: (206) 344-7022
                                    Phone: (206) 344-5449              Phone: (206) 344-5449
                                    Attn: Enola Borland                Attn: Enola Borland
----------------------------------- ---------------------------------- -----------------------------------
   Sumitomo Bank of California      611 West 6th Street                611 West 6th Street
                                    Suite 3900                         Suite 3900
                                    Los Angeles, CA 90017              Los Angeles, CA 90017
                                    Fax: (213) 622-1365                Fax: (213) 622-1365
                                    Phone: (213) 362-5727              Phone: (213) 362-5727
                                    Attn: Joyce Knox                   Attn: Joyce Knox
----------------------------------- ---------------------------------- -----------------------------------


                                                 Credit Agreement
FA972470.024                                        Schedule 1.1C

                                                                SCHEDULE 1.1.C

                                                   EXISTING DEBT

         Notes Payable

         BFR Co., Inc.

         Creditor:                          Gloria O'Donnell
         Commencement of Note:              February 1996
         Payment Terms:                     $100,000/Year for 4 years;
                                            $75,000/Year for 1 year

                                                 Credit Agreement
FA972470.024                                        Schedule 1.1D

                                                                 SCHEDULE 1.1.D

                                                  EXISTING LIENS

         Pittsburgh Business Consultants, Inc.

         Lien Holder:               Vanguard Financial Services Corp.
         Equipment:                 San Diego Office Copier
         Lease Type:                Operating

                                                 Credit Agreement
FA972470.024                                        Schedule 1.1E

                                                                 SCHEDULE 1.1.E

                                           APPLICABLE MARGIN & FEE RATE

         The "Applicable Margin" in respect of LIBOR Rate Loans (and amounts not paid when due) and the "Fee Rate" for any day are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:

---------------------------------- ----------------- ---------------- ----------------- -----------------

          Pricing Level                 Level I          Level II         Level III      Level IV Pricing
                                        Pricing           Pricing          Pricing
----------------------------------- ----------------- ---------------- ----------------- -----------------
----------------------------------- ----------------- ---------------- ----------------- -----------------

Applicable Margin (LIBOR Rate       1.75              1.50             1.25              1.00
Loans and amounts not paid when
due)
----------------------------------- ----------------- ---------------- ----------------- -----------------
----------------------------------- ----------------- ---------------- ----------------- -----------------

Fee Rate                            0.35              0.30             0.25              0.20
----------------------------------- ----------------- ---------------- ----------------- -----------------

         For purposes of this Schedule, the following terms have the following meanings:

         "Level I Pricing" applies during any Pricing Period if (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections 5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate), the Leverage Ratio was greater than 2.75 to 1.00.

         "Level II Pricing" applies during any Pricing Period if no higher Pricing Level applies and, if, (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections
5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate) the Leverage Ratio was less than or equal to 2.75 to 1.00, but greater than 2.25 to 1.00.

         "Level III Pricing" applies during any Pricing Period if no higher Pricing Level applies and if, (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections
5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate) the Leverage Ratio was less than or equal to 2.25 to 1.00, but greater than 1.75 to 1.00.

         "Level IV  Pricing"  applies  during  any  Pricing  Period if no higher
Pricing Level applies and if, (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections
5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate) the Leverage Ratio was less than 1.75 to 1.00.

         "Pricing Period" means a period beginning on (and including) the day on which a Compliance Certificate required pursuant to Section 5.1.2. is delivered, and ending on (and excluding) the day on which the next such Compliance Certificate is delivered, except that the first Pricing Period shall begin on the Closing Date and shall end on the earlier to occur of (i) the day on which the Compliance Certificate in respect of the first Permitted Acquisition to be closed after the Closing Date is delivered and (ii) the day on which the Compliance Certificate required in respect of the Fiscal Quarter ending September 30, 1997 is delivered.

         "Pricing Level" refers to such of Level I Pricing, Level II Pricing, Level III Pricing or Level IV Pricing as applies during any particular day. The numbering of Pricing Levels is in descending order (e.g., Level II Pricing is referred to as a "lower" Pricing Level than Level I Pricing).

                                                 Credit Agreement
FA972470.024                                       Schedule 3.1.2

                                                                SCHEDULE 3.1.2.

                                                 CLOSING DOCUMENTS


TITLE                                                                             SIGNATORIES

        ------------------------------------------------------------------------- ----------------------------------------------
        Senior Secured Credit Agreement                                           BKB (as Agent, Swingline Lender, Lender), US
                                                                                  Bank, Sumitomo, CGI, BFR, CAI, DAS, ESP,
                                                                                  FDS, ISI, CJC, PBCI, TRC, UDP, ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Swingline Note -- BankBoston, N.A.                                        CGI, BFR, CAI, DAS, ESP, FDS, ISI, CJC,
                                                                                  PBCI, TRC, UDP, ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Revolving Loan Note -- BankBoston, N.A.                                   CGI, BFR, CAI, DAS, ESP, FDS, ISI, CJC,
                                                                                  PBCI, TRC, UDP, ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Revolving Loan Note -- U.S.Bank                                           CGI, BFR, CAI, DAS, ESP, FDS, ISI, CJC,
                                                                                  PBCI, TRC, UDP, ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Revolving Loan Note -- Sumitomo Bank of California                        CGI, BFR, CAI, DAS, ESP, FDS, ISI, CJC,
                                                                                  PBCI, TRC, UDP, ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Security Agreement                                                        BKB, CGI, BFR, CAI, DAS, ESP, FDS, ISI, CJC,
                                                                                  PBCI, TRC, UDP, ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Pledge Agreement                                                          BKB, CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Initial Notice of Borrowing                                               CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Officer's Closing Certificate                                             CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Opinion of PM&S                                                           PM&S
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- Cotelligent Group, Inc.                        BKB, CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- BFR Co., Inc.                                  BKB, BFR
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- Chamberlain Associates, Inc.                   BKB, CAI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- Data Arts & Sciences, Inc.                     BKB, DAS
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- ESP Software Services, Inc.                    BKB, ESP
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- Financial Data Systems, Inc.                   BKB, FDS
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- INNOVA Solutions, Inc.                         BKB, ISI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- Cotelligent/JasTech Corporation                BKB, CJC
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- Pittsburgh Business Consultants, Inc.          BKB, PBCI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- TRC Information Services, Inc.                 BKB, TRC
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- United Data Processing, Inc.                   BKB, UDP
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        UCC Financing Statement -- EPIC Consulting Group, Ltd.                    BKB, ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- Cotelligent Group, Inc.                       Delaware Secretary of State
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- BFR Co., Inc.                                 New Jersey Secretary of State
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- Chamberlain Associates, Inc.                  California Secretary of State
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- Data Arts & Sciences, Inc.                    Massachusetts authority
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- ESP Software Services, Inc.                   Minnesota authority
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- Financial Data Systems, Inc.                  Washington authority
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- INNOVA Solutions, Inc.                        Texas authority
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- Cotelligent/JasTech Corporation               Florida authority
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- Pittsburgh Business Consultants, Inc.         Pennsylvania authority
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- TRC Information Services, Inc.                California Secretary of State
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- United Data Processing, Inc.                  Oregon Secretary of State
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Good Standing Certificate-- EPIC Consulting Group, Ltd.                   Missouri Secretary of State
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (Cotelligent Group, Inc.)                CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (BFR, Inc.)                              BFR
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:   Borrowing (Chamberlain Associates, Inc.)          CAI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (Data Arts & Sciences, Inc.)             DAS
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (ESP Software Services, Inc.)            ESP
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (Financial Data Systems, Inc.)           FDS
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (INNOVA Solutions, Inc.)                 ISI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (Cotelligent/JasTech Corporation)        CJC
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (Pittsburgh Business Consultants, Inc.)  PBCI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (TRC Information Services, Inc.)         TRC
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (United Data Processing, Inc.)           UDP
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Corporate Resolution:  Borrowing (EPIC Consulting Group, Ltd.)            ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (Cotelligent Group, Inc.)                         CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (BFR Inc.)                                        BFR
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (Chamberlain Associates, Inc.)                    CAI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (Data Arts & Sciences, Inc.)                      DAS
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (ESP Software Services, Inc..)                    ESP
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (Financial Data Systems, Inc.)                    FDS
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (INNOVA Solutions, Inc.)                          ISI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (Cotelligent/JasTech Corporation)                 CJC
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (Pittsburgh Business Consultants, Inc.)           PBCI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (TRC Information Services, Inc.)                  TRC
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (United Data Processing, Inc.)                    UDP
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Secretary's Certificate (EPIC Consulting Group, Ltd.)                     ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (Cotelligent Group, Inc.)             CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (BFR, Inc.).                          BFR
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (Chamberlain Associates, Inc.)        CAI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (Data Arts & Sciences, Inc.)          DAS
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (ESP Software Services, Inc..)        ESP
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (Financial Data Systems, Inc.)        FDS
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (INNOVA Solutions, Inc.)              ISI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (Cotelligent/JasTech Corporation)     CJC
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (Pittsburgh Business Consultants,     PBCI
        Inc.)
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (TRC Information Services Inc.)       TRC
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (United Data Processing, Inc.)        UDP
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Certified Articles of Incorporation (EPIC Consulting Group, Ltd.)         ECG
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Interim Unaudited Financial Statements (June 30, 1997)                    CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Consolidated Balance Sheet for Borrower and Consolidated Subsidiaries     CGI
        (dated as of March 31, 1997)
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Quarterly Statements as of June 30, 1997                                  CGI
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Projected Consolidated Statements of Income and Cash Flow for Borrower    CGI
        and Consolidated Subsidiaries (for the period from January 1, 1997 to
        December 31, 1999)
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Projected Annual Consolidated Balance Sheets for each fiscal year         CGI
        through 1999 for Borrower and Consolidated Subsidiaries
        ------------------------------------------------------------------------- ----------------------------------------------
        ------------------------------------------------------------------------- ----------------------------------------------
        Evidence of Insurance                                                     CGI
        ------------------------------------------------------------------------- ----------------------------------------------


                                                 Credit Agreement
FA972470.024                                        Schedule 4.1

                                                                                                      SCHEDULE 4.1.

                                           ORGANIZATION OF BORROWER AND
                                                   SUBSIDIARIES



NAME OF COMPANY                         STATE OF INCORPORATION                 OWNERSHIP INTEREST

1.  Cotelligent Group, Inc.             Delaware                               Parent

2.  BFR Co., Inc.                       New Jersey                             100% by Cotelligent Group, Inc.

3.  Chamberlain Associates,             California                             100% by Cotelligent Group, Inc.
Incorporated

4.  Data Arts & Sciences, Inc.          Massachusetts                          100% by Cotelligent Group, Inc.

5.  Financial Data Systems, Inc.        Washington                             100% by Cotelligent Group, Inc.

6.  ESP Software Services, Inc.         Minnesota                              100% by Cotelligent Group, Inc.

7.  INNOVA Solutions Incorporated       Texas                                  100% by Cotelligent Group, Inc.

8.  Cotelligent/JasTech Corporation     Florida                                100% by Cotelligent Group, Inc.

9.  Pittsburgh Business Consultants,    Pennsylvania                           100% by Cotelligent Group, Inc.
Inc.

10.  United Data Processing, Inc.       Oregon                                 100% by Cotelligent Group, Inc.

11.  TRC Information Services, Inc.     California                             100% by Cotelligent Group, Inc.

12.  EPIC Consulting Group, Ltd.        Missouri                               100% by Cotelligent Group, Inc.




                                                 Credit Agreement
FA972470.024                                        Schedule 4.3

                                                                                                      SCHEDULE 4.3.

                                        SUBSIDIARIES AND OTHER INVESTMENTS

SUBSIDIARIES


NAME OF COMPANY                         STATE OF INCORPORATION                 OWNERSHIP INTEREST

1.  Cotelligent Group, Inc.             Delaware                               Parent

2.  BFR Co., Inc.                       New Jersey                             100% by Cotelligent Group, Inc.

3.  Chamberlain Associates,             California                             100% by Cotelligent Group, Inc.
Incorporated

4.  Data Arts & Sciences, Inc.          Massachusetts                          100% by Cotelligent Group, Inc.

5.  Financial Data Systems, Inc.        Washington                             100% by Cotelligent Group, Inc.

6.  ESP Software Services, Inc.         Minnesota                              100% by Cotelligent Group, Inc.

7.  INNOVA Solutions Incorporated       Texas                                  100% by Cotelligent Group, Inc.

8.  Cotelligent/JasTech Corporation     Florida                                100% by Cotelligent Group, Inc.

9.  Pittsburgh Business Consultants,    Pennsylvania                           100% by Cotelligent Group, Inc.
Inc.

10.  United Data Processing, Inc.       Oregon                                 100% by Cotelligent Group, Inc.

11.  TRC Information Services, Inc.     California                             100% by Cotelligent Group, Inc.

12.  EPIC Consulting Group, Ltd.        Missouri                               100% by Cotelligent Group, Inc.


OTHER INVESTMENTS


         None.

                                                 Credit Agreement
FA972470.024                                        Schedule 4.6

                                                                   SCHEDULE 4.6.

                                                MATERIAL LITIGATION

         None.

                                                 Credit Agreement
FA972470.024                                        Schedule 4.13

                                                                  SCHEDULE 4.13.

                                              ENVIRONMENTAL CONDITION

         None.

                                                 Credit Agreement
FA972470.024                                        Schedule 4.14

                                                                  SCHEDULE 4.14.

                                               CERTAIN RESTRICTIONS

         None.

                                                 Credit Agreement
FA972470.024                                        Schedule 4.15

                                                                  SCHEDULE 4.15.

                                                   LABOR MATTERS

         None.

                                                 Credit Agreement
FA972470.024                                        Schedule 6.8

                                                                   SCHEDULE 6.8.

                                         EXISTING CONTRACTUAL OBLIGATIONS

Indenture of Lease dated October 26, 1995 between Data Arts and Sciences, Inc. and John Travers and Bjorn Nordemo, as Trustees of Strathmore Realty Trust for offices.

Demand Note in the amount of $150,000 from Daniel Jackson to Cotelligent Group, Inc.

Stock Purchase Agreement dated August 27, 1997 between Michael Shatzman and Cotelligent Group, Inc. for the purchase of EPIC Consulting Group, Ltd.

Business Lease dated December 31, 1990 between BFR Co., Inc. and BFR Properties, a partnership partially owned by Jeffrey Bernardis for office furniture and equipment.

Business Lease dated December 31, 1989 between BFR Co., Inc. and BFR Properties, a partnership partially owned by Jeffrey Bernardis for office furniture and equipment.

Lease Agreement dated April 1, 1995 between BFR Systems [tradename for BFR Co., Inc.] and BFR Properties, a partnership partially owned by Jeffrey Bernardis for offices.

Employment Agreement between Cotelligent Group, Inc. and Michael L. Evans dated February 20, 1996.

Employment Agreement between Cotelligent Group, Inc. and Daniel E. Jackson dated February 20, 1996.

Employment Agreement between Cotelligent Group, Inc. and James R. Lavelle dated
 February 20, 1996.

Employment Agreement by and among Cotelligent Group, Inc., BFR Co., Inc. and Jeffrey J. Bernardis dated February 20, 1996.

Employment Agreement by and among Cotelligent Group, Inc., BFR Co., Inc. and Charles F. Fowler dated February 20, 1996.

Employment Agreement by and among Cotelligent Group, Inc., BFR Co., Inc. and Bernard J. Ruddock dated February 20, 1996.

Employment Agreement by and among Cotelligent Group, Inc., Chamberlain Associates, Inc. and John E. Chamberlain dated February 20, 1996.

Employment Agreement by and among Cotelligent Group, Inc., Data Arts & Sciences, Inc. and John C. Travers dated February 20, 1996.

Employment Agreement between INNOVA Solutions, Inc. and Susan E. Trice dated June 28, 1996.

Employment Agreement among Cotelligent Group, Inc., Jastech, Inc. and Judy Jaskiel dated September 30, 1996.

Employment Agreement between Pittsburgh Business Consultants, Inc. and Christy
L. Cooper dated December 1, 1996.

Employment Agreement between Cotelligent/TRC Acquisition Corporation and Henry
H. Pham dated February 10, 1997.

Employment Agreement between Innova Solutions, Inc. and Michael Shatzman dated August 27, 1997.

                                                 Credit Agreement
FA972470.024                                        Schedule 9.5

                                                                   SCHEDULE 9.5.

                                               BORROWER INFORMATION

Address for Notices:

BFR Co., Inc.:
Mack Bridgewater I
721 Route 202-206
Bridgewater, NJ  08807
Phone: (908) 595-9333
Fax: (908) 595-9444
Confidential Fax: (908) 595-9555

Chamberlain Associates, Incorporated:
1875 South Grant, Suite 530
San Mateo, CA  94402
Phone: (650) 577-3700
Fax: (650) 574-2090

Data Arts & Sciences, Inc.:
8 Strathmore Road
Natick, MA  01760
Phone: (508) 651-8200
Fax: (508) 651-2936

ESP Software Services, Inc.:
701 Fourth Avenue South
Minneapolis, MN  55415
Phone: (612) 337-3000
Fax: (612) 337-9199

Financial Data Systems, Inc.:
P.O. Box 3008
Bellevue, WA  98009-3008

Street Address:
600 108th Avenue, N.E., Suite 1040
Bellevue, WA  98004
Phone: (425) 637-4155
Fax: (425) 637-1805
Confidential Fax: (425) 637-9340

INNOVA Solutions, Incorporated:
3030 LBJ Freeway
Dallas, TX  75234
Phone: (972) 620-9477
Fax: (972) 620-9419

Cotelligent/JasTech Corporation:
1375 East Ninth Street, Suite 2330
Cleveland, OH  44114
Phone: (800) 366-7600
Fax: (216) 566-0165

Pittsburgh Business Consultants, Inc.:
411 7th Avenue, Suite 1401A
Pittsburgh, PA  15219
Phone: (412) 391-0714
Fax: (412) 391-0478

TRC Information Services, Inc.:
2184 Bering Drive
San Jose, CA  95131
Phone: (408) 435-2800
Fax: (408) 435-1720

United Data Processing, Inc.:
1600 N.W. Compton Drive, Suite 140
Beaverton, OR  97006
Phone: (503) 690-6877
Fax: (503) 690-7518

EPIC Consulting Group, Ltd.:
10805 Sunset Office Drive, Suite 211
St. Louis, MO
Phone: (314) 965-0569
Fax: (314) 965-3047

Borrower Account (for the funding of Loans):  U.S. Bank, Account No. 0747239416

                                          SENIOR SECURED CREDIT AGREEMENT

                                                       among
                                             COTELLIGENT GROUP , INC.,
                                              THE BANKS LISTED HEREIN
                                                        and


                                                 BANKBOSTON, N.A.
                                                     as Agent



                                                September 12, 1997

                                          $40,000,000 Revolving Facility




                                                         9

                                                 TABLE OF CONTENTS


SENIOR SECURED CREDIT AGREEMENT...................................................................................1


ARTICLE 1.        DEFINITIONS AND RELATED MATTERS.................................................................1

                  Section 1.1.  Definitions.  ....................................................................1

                  Section 1.2.  Related Matters.  ...............................................................16
                                ---------------
                                1.2.1.   Construction.  .........................................................16
                                1.2.2.   Determinations.  .......................................................16
                                1.2.3.   Accounting Terms and Determinations.  ..................................16
                                1.2.4.   Independence of Covenants.  ............................................16


ARTICLE 2.        AMOUNTS AND TERMS OF THE CREDIT FACILITY.......................................................17

                  Section 2.1.  Revolving Loans.  ...............................................................17
                                ---------------
                                2.1.1.   Revolving Commitment.  .................................................17
                                2.1.2.   Type of Loans and Minimum Amounts.  ....................................17
                                2.1.3.   Notice of Borrowing.  ..................................................17
                                2.1.4.   Funding.  ..............................................................18

                  Section 2.2.  Swingline Loans.  ...............................................................18
                                ---------------
                                2.2.1.   Swingline Commitment.  .................................................18
                                2.2.2.   The Swingline Note.  ...................................................19
                                2.2.3.   Interest on Swingline Loans.  ..........................................19
                                2.2.4.   Notice of Borrowing of Swingline Loans.  ...............................19
                                2.2.5.   Limitations on Swingline Lender's Obligation to Make Swingline Loans.  .20
                                2.2.6.   Mandatory Borrowings.  .................................................20

                  Section 2.3.  Use of Proceeds.  ...............................................................20

                  Section 2.4.  Interest; Interest Periods; Conversion/Continuation.  ...........................21
                                ---------------------------------------------------
                                2.4.1.   Interest Rate and Payment.  ............................................21
                                2.4.2.   Interest Periods and Minimum Amounts.  .................................21
                                2.4.3.   Conversion or Continuation.  ...........................................21
                                2.4.4.   Computations.  .........................................................22
                                2.4.5.   Maximum Lawful Rate of Interest.  ......................................22

                  Section 2.5.  Notes, Etc.  ....................................................................23
                                2.5.1.   Loans Evidenced by Notes.  .............................................23
                                2.5.2.   Notation of Amounts and Maturities, Etc.  ..............................23
                                2.5.3.   Loan Account.  .........................................................23

                  Section 2.6.  Fees.  ..........................................................................23
                                2.6.1.   Commitment Fee.  .......................................................23
                                2.6.2.   Other Fees.  ...........................................................23
                                2.6.3.   Fees Non-Refundable.  ..................................................24






                  Section 2.7.  Termination and Reduction of Revolving Commitments.  ............................24
                                2.7.1.   ........................................................................24
                                2.7.2.   ........................................................................24

                  Section 2.8.  Repayments and Prepayments.  ....................................................24
                                --------------------------
                                2.8.1.   Repayment.  ............................................................24
                                2.8.2.   Mandatory Prepayment.  .................................................24
                                2.8.3.   Optional Prepayments  ..................................................25
                                2.8.4.   Payments Set Aside.  ...................................................25

                  Section 2.9.  Manner of Payment.  .............................................................25
                                2.9.1.   ........................................................................25
                                2.9.2.   ........................................................................26

                  Section 2.10. Pro Rata Treatment.  ............................................................26
                                2.10.1.  ........................................................................26
                                2.10.2.  ........................................................................26
                                2.10.3.  ........................................................................26
                                2.10.4.  ........................................................................26

                  Section 2.11. Mandatory Suspension and Conversion of LIBOR Rate Loans.  .......................26
                                2.11.1.  ........................................................................27
                                2.11.2.  ........................................................................27

                  Section 2.12. Regulatory Changes.  ............................................................27
                                2.12.1.  Increased Costs.  ......................................................27
                                2.12.2.  Capital Costs.  ........................................................27

                  Section 2.13. Taxes.  .........................................................................28
                                2.13.1.  ........................................................................28
                                2.13.2.  ........................................................................28
                                2.13.3.  ........................................................................28

                  Section 2.14. Compensation for Funding Losses.  ...............................................29

                  Section 2.15. Certificates Regarding Yield Protection, Etc.....................................29
                                2.15.1.  ........................................................................29
                                2.15.2.  ........................................................................29

                  Section 2.16. Applicable Lending Office; Discretion of Lenders as to Manner of Funding.  ......30
                                ------------------------------------------------------------------------


ARTICLE 3.        CONDITIONS TO LOANS............................................................................30

                  Section 3.1.  Closing Conditions.  ............................................................30
                                ------------------
                                3.1.1.   Closing Date.  .........................................................30
                                3.1.2.   Certain Documents.  ....................................................30
                                3.1.3.   Fees and Expenses Paid.  ...............................................30
                                3.1.4.   Satisfaction of Certain Conditions.  ...................................30
                                3.1.5.   Absence of Litigation Events.  .........................................30
                                3.1.6.   General.  ..............................................................30
                                3.1.7.   No Material Adverse Change.  ...........................................31






                  Section 3.2.  Conditions Precedent to Revolving Loans and Swingline Loans.  ...................31
                                -----------------------------------------------------------
                                3.2.1.   Occurrence of Closing Date.  ...........................................31
                                3.2.2.   Notice of Borrowing.  ..................................................31
                                3.2.3.   Representations and Warranties.  .......................................31
                                3.2.4.   No Default.  ...........................................................31
                                3.2.5.   No Material Adverse Change.  ...........................................31
                                3.2.6.   Satisfaction of Conditions.  ...........................................31
                                3.2.7.   No Violation of Applicable Law.  .......................................31


ARTICLE 4.        REPRESENTATIONS AND WARRANTIES.................................................................32

                  Section 4.1.  Organization, Powers and Good Standing.  ........................................32

                  Section 4.2.  Authorization, Binding Effect, No Conflict, Etc.  ...............................32
                                4.2.1.   Authorization, Binding Effect, Etc......................................32
                                4.2.2.   No Conflict.............................................................32
                                4.2.3.   Governmental Approvals.  ...............................................32

                  Section 4.3.  Subsidiaries; Investments .  ....................................................33
                                4.3.1.   Subsidiaries.  .........................................................33
                                4.3.2.   Borrower Capital Stock.  ...............................................33

                  Section 4.4.  Financial Information............................................................33
                                4.4.1.   ........................................................................33
                                4.4.2.   ........................................................................33
                                4.4.3.   ........................................................................34

                  Section 4.5.  No Material Adverse Changes; Solvency.  .........................................34

                  Section 4.6.  Litigation.  ....................................................................34

                  Section 4.7.  Agreements; Applicable Law.  ....................................................34

                  Section 4.8.  Governmental Regulation.  .......................................................34

                  Section 4.9.  Margin Regulations.  ............................................................34

                  Section 4.10. Employee Benefit Plans.  ........................................................35
                                4.10.1.  ........................................................................35
                                4.10.2.  ........................................................................35

                  Section 4.11. Title to Property.  .............................................................35

                  Section 4.12. Intellectual Property, Etc.  ....................................................35

                  Section 4.13. Environmental Condition.  .......................................................36
                                4.13.1.  ........................................................................36

                  Section 4.14. Absence of Certain Restrictions.  ...............................................36

                  Section 4.15. Labor Matters.  .................................................................36

                  Section 4.16. Disclosure.  ....................................................................36


ARTICLE 5.        AFFIRMATIVE COVENANTS OF THE BORROWERS.........................................................37

                  Section 5.1.  Financial Statements and Other Reports.  ........................................37
                                --------------------------------------
                                5.1.1.   ........................................................................37
                                5.1.2.   ........................................................................37
                                5.1.3.   ........................................................................37
                                5.1.4.   ........................................................................38
                                5.1.5.   ........................................................................38
                                5.1.6.   ........................................................................38
                                5.1.7.   ........................................................................38
                                5.1.8.   ........................................................................38
                                5.1.9.   ........................................................................38
                                5.1.10.  ........................................................................38
                                5.1.11.  ........................................................................38
                                5.1.12.  ........................................................................39
                                5.1.13.  ........................................................................39

                  Section 5.2.  Records and Inspection.  ........................................................39

                  Section 5.3.  Audits of the Collateral.  ......................................................39

                  Section 5.4.  Corporate Existence, Etc.  ......................................................39

                  Section 5.5.  Payment of Taxes.  ..............................................................39

                  Section 5.6.  Maintenance of Properties.  .....................................................39

                  Section 5.7.  Maintenance of Insurance.  ......................................................40
                                5.7.1.   ........................................................................40
                                5.7.2.   ........................................................................40
                                5.7.3.   ........................................................................40

                  Section 5.8.  Conduct of Business.  ...........................................................41

                  Section 5.9.  Future Information.  ............................................................41

                  Section 5.10. New Borrowers and Additional Collateral.  .......................................41
                                5.10.1.  ........................................................................41

                  Section 5.11. Subordination of Intercompany Debt.  ............................................41

                  Section 5.12. Environmental Compliance.  ......................................................42

                  Section 5.13. New Consolidated Subsidiaries To Become Borrowers.  .............................42


ARTICLE 6.        NEGATIVE COVENANTS OF THE BORROWERS............................................................42

                  Section 6.1.  Liens.  .........................................................................42
                                -----
                                6.1.1.   ........................................................................42
                                6.1.2.   ........................................................................42
                                6.1.3.   ........................................................................42
                                6.1.4.   ........................................................................43
                                6.1.5.   ........................................................................43
                                6.1.6.   ........................................................................43
                                6.1.7.   ........................................................................43

                  Section 6.2.  Debt.  ..........................................................................43
                                ----
                                6.2.1.   ........................................................................43
                                6.2.2.   ........................................................................43
                                6.2.3.   ........................................................................43
                                6.2.4.   ........................................................................43
                                6.2.5.   ........................................................................43
                                6.2.6.   ........................................................................44
                                6.2.7.   ........................................................................44
                                6.2.8.   ........................................................................44

                  Section 6.3.  Restricted Payments.  ...........................................................44

                  Section 6.4.  Investments.  ...................................................................44
                                -----------
                                6.4.1.   ........................................................................44
                                6.4.2.   ........................................................................44
                                6.4.3.   ........................................................................44
                                6.4.4.   ........................................................................44
                                6.4.5.   ........................................................................44

                  Section 6.5.  Financial Covenants..............................................................45
                                -------------------
                                6.5.1.   Leverage Ratio.  .......................................................45
                                6.5.2.   Quick Ratio.  ..........................................................45
                                6.5.3.   Debt Service Coverage Ratio.  ..........................................45
                                6.5.4.   Operating Income and Net Income.  ......................................45

                  Section 6.6.  Restriction on Fundamental Changes.  ............................................45

                  Section 6.7.  Asset Dispositions; Sales of Receivables.  ......................................45
                                6.7.1.   ........................................................................45
                                6.7.2.   ........................................................................46
                                6.7.3.   ........................................................................46

                  Section 6.8.  Transactions with Affiliates.  ..................................................46

                  Section 6.9.  Prepayment of Debt.  ............................................................46
                                6.9.1.   ........................................................................46
                                6.9.2.   ........................................................................47
                                6.9.3.   ........................................................................47

                  Section 6.10. Employee Benefit Plans.  ........................................................47

                  Section 6.11. Amendments of Charter Documents.  ...............................................47

                  Section 6.12. Restrictive Agreements.  ........................................................47

                  Section 6.13. Negative Pledges, Etc.  .........................................................47
                                6.13.1.  ........................................................................47
                                6.13.2.  ........................................................................47








ARTICLE 7.        EVENTS OF DEFAULT..............................................................................48

                  Section 7.1.  Events of Default.  .............................................................48
                                -----------------
                                7.1.1.   Failure to Make Payments.  .............................................48
                                7.1.2.   Default in Other Debt.  ................................................48
                                7.1.3.   Breach of Certain Covenants.  ..........................................48
                                7.1.4.   Certain Defaults Under Article 6.  .....................................48
                                7.1.5.   Other Defaults Under Loan Documents.  ..................................48
                                7.1.6.   Breach of Warranty.  ...................................................48
                                7.1.7.   Involuntary Bankruptcy; Appointment of Receiver, Etc.  .................49
                                7.1.8.   Voluntary Bankruptcy; Appointment of Receiver, Etc.  ...................49
                                7.1.9.   Change of Control.  ....................................................49
                                7.1.10.  Termination of Loan Documents, Etc.  ...................................49
                                7.1.11.  Material Adverse Change.  ..............................................49
                                7.1.12.  Judgments and Attachments.  ............................................49

                  Section 7.2.  Remedies.  ......................................................................50
                                7.2.1.   ........................................................................50
                                7.2.2.   ........................................................................50


ARTICLE 8.        THE AGENT AND THE BANKS........................................................................50

                  Section 8.1.  Authorization and Action.  ......................................................50
                                ------------------------
                                8.1.1.   ........................................................................50
                                8.1.2.   ........................................................................50
                                8.1.3.   ........................................................................51
                                8.1.4.   ........................................................................51

                  Section 8.2.  Exculpation; Agent's Reliance; Etc.  ............................................51

                  Section 8.3.  Agent and Affiliates.  ..........................................................52

                  Section 8.4.  Lender Credit Decision.  ........................................................52

                  Section 8.5.  Indemnification.  ...............................................................52

                  Section 8.6.  Successor Agent.  ...............................................................53

                  Section 8.7.  Excess Payments.  ...............................................................53

                  Section 8.8.  Lender Parties.  ................................................................53

                  Section 8.9.  Collateral Matters.  ............................................................54
                                ------------------
                                8.9.1.   ........................................................................54
                                8.9.2.   ........................................................................54
                                8.9.3.   ........................................................................54
                                8.9.4.   ........................................................................54
                                8.9.5.   ........................................................................54

                  Section 8.10. Payments; Availability of Funds; Certain Notices.................................55
                                8.10.1.  ........................................................................55
                                8.10.2.  ........................................................................55
                                8.10.3.  ........................................................................55






                  Section 8.11. Obligations of Lender Parties Several; Enforcement by the Agent.  ...............55
                                8.11.1.  ........................................................................55
                                8.11.2.  ........................................................................56


ARTICLE 9.        MISCELLANEOUS..................................................................................56

                  Section 9.1.  Expenses.  ......................................................................56
                                9.1.1.   ........................................................................56
                                9.1.2.   ........................................................................56

                  Section 9.2.  Indemnity.  .....................................................................56
                                9.2.1.   ........................................................................56
                                9.2.2.   ........................................................................57
                                9.2.3.   ........................................................................57

                  Section 9.3.  Waivers; Amendments in Writing.  ................................................57
                                9.3.1.   ........................................................................57

                  Section 9.4.  Cumulative Remedies; Failure or Delay.  .........................................58

                  Section 9.5.  Notices, Etc.  ..................................................................58

                  Section 9.6.  Successors and Assigns.  ........................................................59
                                ----------------------
                                9.6.1.   ........................................................................59
                                9.6.2.   ........................................................................59
                                9.6.3.   ........................................................................59
                                9.6.4.   ........................................................................59
                                9.6.5.   ........................................................................60
                                9.6.6.   ........................................................................60

                  Section 9.7.  Confidentiality.  ...............................................................60

                  Section 9.8.  Governing Law.  .................................................................60

                  Section 9.9.  Choice of Forum.  ...............................................................61
                                9.9.1.   ........................................................................61
                                9.9.2.   ........................................................................61
                                9.9.3.   ........................................................................61

                  Section 9.10. Set Off.  .......................................................................61

                  Section 9.11. Changes in Accounting Principles.  ..............................................61

                  Section 9.12. Headings.  ......................................................................62

                  Section 9.13. Severability.  ..................................................................62

                  Section 9.14. Survival of Agreements, Representations and Warranties.  ........................62

                  Section 9.15. Execution in Counterparts.  .....................................................62

                  Section 9.16. Complete Agreement.  ............................................................62

                  Section 9.17. Limitation of Liability.  .......................................................62

                  Section 9.18. Waiver of Trial By Jury.  .......................................................64





EXHIBITS

Exhibit A-1                           Form of Revolving Loan Note
Exhibit A-2                           Form of Swingline Note
Exhibit C-1                           Form of Security Agreement
Exhibit C-2                           Form of Pledge Agreement
Exhibit E-1                           Form of Notice of Borrowing
Exhibit E-2                           Form of Notice of Swingline Borrowing
Exhibit E-3                           Form of Notice of Conversion/Continuation
Exhibit E-7                           Form of Notice of Responsible Officers
Exhibit F-1                           Form of Secretary's Certificate
Exhibit F-3                           Form of Officers' Closing Certificate
Exhibit F-6                           Form of Compliance Certificate
Exhibit G-1                           Form of Borrower's Counsel Opinion
Exhibit H                             Form of Assignment and Acceptance

SCHEDULES

Schedule R-1                          Consolidated Subsidiaries of Borrower
Schedule 1.1A                         Revolving Commitments
Schedule 1.1B                         Lender Information
Schedule 1.1C                         Existing Debt
Schedule 1.1D                         Existing Liens
Schedule 1.1E                         Applicable Margin & Fee Rate
Schedule 3.1.2.                       Closing Documents
Schedule 4.1.                         Organization of Borrower and Subsidiaries
Schedule 4.3.                         Subsidiaries and Other Investments
Schedule 4.6.                         Material Litigation
Schedule 4.13.                        Environmental Condition
Schedule 4.14.                        Certain Restrictions
Schedule 4.15.                        Labor Matters
Schedule 6.8.                         Existing Contractual Obligations
Schedule 9.5.                         Borrower Information
